UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Campus Crest Communities, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2014

To our stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Campus Crest Communities, Inc., a Maryland corporation, which will be held at our corporate headquarters at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, on April 21, 2014 at 10:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	the election of six directors to hold office until our 2015 Annual Meeting of Stockholders and until his successor has been duly elected and qualifies;
2.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014;
3.	the approval, by non-binding vote, of executive compensation; and
4.	the approval of the material terms of our Amended and Restated Equity Incentive Compensation Plan, and an amendment to our Amended and Restated Equity Incentive Compensation Plan to increase the number of shares reserved for issuance thereunder, to remove the reduction ratio included therein and to make certain other changes.

In addition, stockholders will consider and vote on such other business as may properly come before the Annual Meeting, including any adjournments or postponements of the meeting.

If you own shares of our common stock as of the close of business on February 27, 2014, you can vote those shares by proxy or at the meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about March 12, 2014, we expect to mail our stockholders either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) or (ii) the Notice only, each in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting and any adjournments or postponements thereof. If you received the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the Annual Meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

By Order of the Board of Directors:

DONALD L. BOBBITT, JR.
Executive Vice President, Chief Financial
Officer and Secretary

Charlotte, North Carolina
March 12, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS
OF
CAMPUS CREST COMMUNITIES, INC.
PROXY STATEMENT
QUESTIONS AND ANSWERS

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?
A:	Our Board of Directors is soliciting proxies to be voted at our Annual Meeting. The Annual Meeting will be held at our corporate headquarters at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, on Monday, April 21, 2014, at 10:00 a.m., local time. Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. On or about March 12, 2014, we are mailing either (i) a copy of this proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”), or (ii) the Notice only, to our stockholders of record on February 27, 2014. The Notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.
Q:	When was the Notice mailed?
A:	The Notice was mailed to stockholders beginning on or about March 12, 2014.
Q:	Who is entitled to vote?
A:	All common stockholders of record as of the close of business on February 27, 2014, the record date, are entitled to vote at the Annual Meeting.
Q:	What is the quorum for the meeting?
A:	A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock outstanding. No business may be conducted at the meeting if a quorum is not present. As of the record date, 64,491,814 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of February 27, 2014. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.
Q:	How many votes do I have?
A:	You are entitled to one vote for each whole share of common stock you held as of the record date. Our stockholders do not have the right to cumulate their votes for directors.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I vote?
A:	Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.
Q:	How do I vote my shares that are held by my broker?
A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.
Q:	What am I voting on?
A:	You will be voting on:
•	Proposal 1: the election of six directors to hold office until our 2015 Annual Meeting of Stockholders and until his successor has been elected and qualifies;
•	Proposal 2: the ratification of the appointment of KPMG LLP to act as our independent registered public accounting firm for year ending December 31, 2014;
•	Proposal 3: the approval, by non-binding vote, of executive compensation; and
•	Proposal 4: the approval of the material terms of our Amended and Restated Equity Incentive Compensation Plan and an amendment to our Amended and Restated Equity Incentive Compensation Plan to increase the number of shares reserved for issuance thereunder, to remove the reduction ratio included therein and to make certain other changes.

In addition, you will be voting on such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Q:	What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?

A: Proposal 1: Election of Directors	The election of the director nominees must be approved by a plurality of the votes cast.
Proposal 2: Ratification of Independent Auditors	Ratification of the appointment of auditors requires a majority of the votes cast.
Proposal 3: Advisory Vote Approving Executive Compensation	Approval (on a non-binding advisory basis) of executive compensation requires a majority of the votes cast.
Proposal 4: Approval of the Material Terms of, and the Amendment to, the Amended and Restated Equity Incentive Compensation Plan	Approval of the material terms of, and the amendment to, the Amended and Restated Equity Incentive Compensation Plan requires a majority of the votes cast.
Q:	How are abstentions and broker non-votes treated?
A:	If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item (such as the election of directors and the approval of our executive compensation) and has not received instructions from the beneficial owner.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange (“NYSE”) rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, on the advisory vote approving our executive compensation or on material terms of, and the amendment to, our Amended and Restated Equity Incentive Compensation Plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of the election of directors and the votes on the proposals, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Important: NYSE Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors or with respect to executive compensation without receiving voting instructions from a beneficial owner. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to the election of directors, the advisory (non-binding) vote approving executive compensation or the material terms of, and amendment to, the Amended and Restated Equity Incentive Compensation Plan without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors, the advisory (non-binding) vote approving executive compensation or the material terms of, and amendment to, the Amended and Restated Equity Incentive Compensation Plan. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	Will there be any other items of business on the agenda?
A:	The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.
Q:	What happens if I submit my proxy without providing voting instructions on all proposals?
A:	Proxies properly submitted via the Internet, mail or telephone will be voted at the Annual Meeting in accordance with your directions. If the properly-submitted proxy (other than proxies submitted by an institution subject to NYSE Rule 452) does not provide voting instructions on a proposal, the proxy will be voted as follows:
•	to elect (FOR) each of the director nominees listed in “Proposal 1 – Election of Directors”;
•	in favor of (FOR) “Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm”;
•	in favor of (FOR) “Proposal 3 — Advisory (Non-Binding) Vote Approving Executive Compensation”; and
•	in favor of (FOR) “Proposal 4 — Approval of the Material Terms of, and Amendment to, the Amended and Restated Equity Incentive Compensation Plan.”
Q:	Will anyone contact me regarding this vote?
A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, email or personal interviews.
Q:	Who has paid for this proxy solicitation?
A:	We have paid the entire expense of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors, officers or employees personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q:	May stockholders ask questions at the Annual Meeting?
A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.
Q:	What does it mean if I receive more than one Notice?
A:	It means that you have multiple accounts at the transfer agent or with brokers. Please submit all of your proxies over the Internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted.
Q:	How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

Our company and some brokers, banks or other agents may be householding our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a single set of our proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, our proxy materials, you may send a written request to Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Corporate Secretary or call (704) 496-2500. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Q:	Can I change my vote after I have voted?
A:	Yes. Proxies properly submitted over the Internet, by mail or by telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either over the Internet, by mail or by telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.
Q:	Can I find additional information on the company’s website?
A:	Yes. Our website is located at www.campuscrest.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our Board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of business conduct and ethics and each of the charters of our Board committees may be obtained free of charge by writing to Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina, 28211, Attention: Corporate Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, each with terms expiring at the 2014 Annual Meeting of Stockholders. As previously disclosed, Michael S. Hartnett, our Vice-Chairman, Special Projects and a current director, is not standing for re-election when his current term as a director expires at the 2014 Annual Meeting. In addition, on February 23, 2014, William G. Popeo, an independent director, informed the Board of Directors that he would not stand for reelection when his current term as a director expires at the 2014 Annual Meeting. In connection with Messrs. Hartnett and Popeo’s decisions not to stand for reelection, our Board of Directors will be reduced from seven to six directors, and therefore at the 2014 Annual Meeting, only six directors will be elected to serve until the 2015 Annual Meeting and until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated each of Ted W. Rollins, Lauro Gonzalez-Moreno, Richard S. Kahlbaugh, James W. McCaughan, Denis McGlynn and Daniel L. Simmons to serve as directors for one-year terms until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees, other than James W. McCaughan, currently serves as a director and was elected by the stockholders at the 2013 Annual Meeting of Stockholders. Based on its review of the relationships between the director nominees and the Company, the Board of Directors has affirmatively determined that the following directors and director nominee are “independent” under the rules of the New York Stock Exchange, or NYSE: Lauro Gonzalez-Moreno, Richard S. Kahlbaugh, James W. McCaughan, Denis McGlynn and Daniel L. Simmons.

The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2015 Annual Meeting of Stockholders

The following table sets forth the name and age of each nominee for director, indicating the positions and offices with us currently held by the director.

Name	Age	Title
Ted W. Rollins	51	Chairman of the Board and Chief Executive Officer
Lauro Gonzalez-Moreno	52	Director
Richard S. Kahlbaugh	53	Director
James W. McCaughan	63	Director Nominee
Denis McGlynn	68	Director
Daniel L. Simmons	60	Director

The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting. Other than Lauro Gonzalez-Moreno and James W. McCaughan, each of our director nominees has served on the Board of Directors since our initial public offering in October 2010. The Board has identified specific attributes of each Nominee that the Board has determined qualify that person for service on the Board.

Ted W. Rollins Committees: • Executive (Chair)	Mr. Rollins has served as the chairman of our Board of Directors and our chief executive officer since our inception. Before October 2013, Mr. Rollins served as co-chairman with Mr. Hartnett. Mr. Rollins, together with Mr. Hartnett, founded Campus Crest Group, LLC (“Campus Crest Group”) in 2004. His core focus has been on operations and finance, while working together with Mr. Hartnett to source development opportunities and oversee construction. Prior to founding Campus Crest Group in 2004, Mr. Rollins, together with Mr. Hartnett, co-founded and managed companies that have successfully developed and operated service-enriched housing properties. Mr. Rollins is an owner of MXT Capital, LLC (“MXT Capital”), which is a holding company whose primary holding is its interest in our company. Mr. Rollins has also directed several private real estate focused investment funds. From 1998 through 2002, he was president of St. James Capital, an investment company focused on research-based, structural land investment and niche income property opportunities. From 1991 to 1996, Mr. Rollins served as president of The Balance Group, a private equity investment group focused on investing in and providing advisory services to small operating companies. Mr. Rollins founded The Balance Group in 1991. He was president of Rollins Investments, Inc., a real estate development and property management company with investments in retail, hospitality and mixed-use developments (“Rollins Investments”) from 1988 to 1991, and chief financial officer of RealtiCorp, a research-based land fund which focused on procurement of land for multi-site users such as retail chains, restaurants and convenience stores from 1996 to 1998. Mr. Rollins serves as the lead independent director and a member of the audit committee and the nominating and corporate governance committee of Fortegra Financial Corporation (NYSE: FRF). He began his career at Drexel Burnham Lambert as a real estate investment banker in 1985. Mr. Rollins received his BSBA from the Citadel and his MBA from the Fuqua School of Business at Duke University.
As a co-founder of Campus Crest Group, Mr. Rollins has a comprehensive knowledge of our history and operations. Our Board of Directors determined that Mr. Rollins should serve as the chairman of our Board of Directors based on his extensive knowledge of our company and his real estate industry and investment expertise.

Lauro Gonzalez-Moreno Committees: • Compensation	Mr. Gonzalez-Moreno has been a member of our Board of Directors since May 2013. Since 2008 he has held various roles at Amgen, Inc., a pharmaceutical company, including Executive Director, Business Performance Team and Enterprise Risk Management and Executive Director, Acquisition Integration Center of Excellence. From 2005 to 2008, he served as CEO of Vita Brevis, a business development and consulting company he co-founded. Prior to Amgen, he served as CEO of companies owned by Vodafone, Citigroup, and Loral Space and Communications. Mr. Gonzalez-Moreno also held the role of CEO at Satmex, the largest Latin-American satellite operator with commercial operations in 38 countries. As CEO, he guided the organization through its privatization, corporate transformation, and international growth. He started his career at McKinsey and Company in Mexico, and later pioneered the firm’s start-up operations in Brazil. Throughout his career he has served on multiple boards, most recently serving on the Board and Audit Committees of Maxcom Telecomunicaciones, an NYSE listed company. Mr. Gonzalez-Moreno received his BS from Texas A&M University and his MBA from the Fuqua School of Business at Duke University.

Our Board of Directors determined that Mr. Gonzalez-Moreno’s extensive experience in corporate restructuring and refinancing, in addition to his breadth of management experience makes him well-qualified to serve on our Board of Directors.
Richard S. Kahlbaugh Committees: • Audit • Nominating and Corporate Governance (Chair)	Mr. Kahlbaugh has been a member of our Board of Directors since October 2010. Since April 2010, Mr. Kahlbaugh has served as the chairman, chief executive officer and president of Fortegra Financial Corporation (NYSE: FRF) (“Fortegra”), a publicly-traded insurance services company. Since June 2007, Mr. Kahlbaugh has served as the chief executive officer and president of Fortegra and from 2004 until June 2007, he served in various roles at Fortegra, including chief operating officer from 2004 until June 2007, executive vice president from 2006 to 2007 and senior vice president from 2004 to 2006. Mr. Kahlbaugh received his BA from the University of Delaware and his JD from the Delaware Law School.
• Executive	Our Board of Directors determined that Mr. Kahlbaugh’s senior management experience, as well as his experience in general business finance and operations, make him well-qualified to serve on our Board of Directors.

James W. McCaughan	Mr. McCaughan is a partner at New Phase Advisory Services, an advisory firm providing C-level advisory services to small and middle market companies. Before joining New Phase Advisory Services in January 2014, he was a senior vice president and chief financial officer of the United States operations of De Lage Landen Financial Services, a wholly owned subsidiary of Rabobank, from January 2008 to July 2013. Prior to joining De Lage Landen Financial Services, Mr. McCaughan served as the chief financial officer of six companies, including five start-up companies. Mr. McCaughan received his BS in business administration from Villanova and his MBA from St. Joseph’s University.
Our Board of Directors determined that Mr. McCaughan’s accounting and financial experience make him well-qualified to serve on our Board of Directors. Our Board of Directors has also determined that Mr. McCaughan qualifies as an “audit committee financial expert.”
Denis McGlynn Committees: • Audit • Nominating and Corporate Governance	Mr. McGlynn has been a member of our Board of Directors since October 2010. Since October 1996, Mr. McGlynn has served as the president and chief executive officer of each of Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc. Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) is a publicly-traded gaming and entertainment company. Dover Motorsports, Inc. (NYSE: DVD) is a publicly-traded holding company that markets and promotes motorsports entertainment in the United States. Since November 1979, Mr. McGlynn has served as president of Dover Downs, Inc., the predecessor of both Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc. Mr. McGlynn received his BBA from Pace College and was an officer in the United States Air Force.
Our Board of Directors determined that Mr. McGlynn’s public company and business management experience makes him well-qualified to serve on our Board of Directors.

Daniel L. Simmons Committees: • Compensation (Chair) • Nominating and Corporate Governance	Mr. Simmons has been a member of our Board of Directors since October 2010. In January 2002, Mr. Simmons co-founded Harbor Retirement Associates, LLC, a senior living development and management company, and Mr. Simmons served as a principal of HRA Holdings, LLC, the holding company of Harbor Retirement Associates, LLC, until July 2012. Prior to forming HRA Holdings, LLC, Mr. Simmons served as a consultant to CNL Financial Group, Inc., where he provided advice on the formation, registration and strategic direction of CNL Retirement Properties, Inc., a publicly-traded unlisted REIT. Mr. Simmons attended Florida State University and the University of South Florida.
• Executive	Our Board of Directors determined that Mr. Simmons’ REIT, property development and management experience makes him well-qualified to serve on our Board of Directors.

The Board of Directors unanimously recommends a vote FOR each Nominee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the Board’s leadership structure on an annual basis.

The Board of Directors will annually elect a Chairman of the Board, who may or may not be the chief executive officer of our company. From our formation in 2010 until October 2013, Ted W. Rollins, our Chief Executive Officer, and Michael S. Hartnett, our Chief Investment Officer during that period, served as Co-Chairmen of the Board. In October 2013, Mr. Hartnett stepped down as Co-Chairman, although he remained on the Board, and Mr. Rollins became the sole Chairman. Mr. Rollins is involved in both our day-to-day operations and the strategic decision making at the Board level. The Board believes that Mr. Rollins, based on his perspective and experience as our co-founder and Chief Executive Officer and his in-depth knowledge of the Company and the real estate industry, is well-positioned to lead Board discussions, and that the combined role of the Chairman and Chief Executive Officer is in the best interests of our company and our stockholders.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s committees — audit, compensation and nominating and corporate governance committees — are comprised entirely of independent directors. Further, as specified in our corporate governance guidelines (and as discussed in greater detail below), the Board has designated one of its independent directors as the lead independent director, with significant responsibilities. A number of board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of our executive officers’ performance, provide substantial independent oversight of our management’s performance. Finally, under our bylaws and corporate governance guidelines, the Board has the ability to change its structure, should that be deemed appropriate and in the best interest of our company and our stockholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

The Chairman of the Board presides at all meetings of the stockholders and of the Board as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the Board. As discussed below, the lead independent director performs such duties as may be specified by the Board and outlined in our corporate governance guidelines.

Lead Independent Director

As stated in our corporate governance guidelines, our Board of Directors annually elects a non-management and independent director to serve in a lead capacity to coordinate the activities of the other non-management and independent directors, and to perform any other duties and responsibilities that the Board of Directors may determine. Although annually elected, it is generally expected that he or she will serve for more than one year. Richard S. Kahlbaugh currently serves as our lead independent director.

The role of the lead independent director may include:

•	presiding at executive sessions, including coordinating the agendas for the sessions;
•	functioning as principal liaison on sensitive issues between the independent directors and management;
•	approving the appropriate provision of information sent to the Board, including agenda items;
•	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules, to assure that there is sufficient time for discussion;
•	authorizing the retention of outside advisors and consultants who report directly to the Board of Directors; and
•	if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Director Independence

Under the enhanced corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our audit committee, compensation committee and nominating and corporate governance committee, must meet the test of “independence.” The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Our Board of Directors has affirmatively determined that each of Messrs. Gonzalez- Moreno, Kahlbaugh, McCaughan, McGlynn and Simmons satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board of Directors. Our Board of Directors has affirmatively determined that Mr. Popeo, who is currently a director, but who will not stand for reelection as a director at the 2014 Annual Meeting, satisfies the bright-line independence criteria of the NYSE. Therefore, we believe that all of these directors, who constitute a majority of our Board of Directors, are independent under the NYSE rules.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board of Directors, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors, Independent Directors and the Audit Committee.”

Board Meetings

The Board of Directors held nine meetings in 2013, the audit committee held seven meetings in 2013, the compensation committee held four meetings in 2013, the nominating and corporate governance committee held three meetings in 2013 and the executive committee held four meetings in 2013. Each director attended more than 75% of the Board meetings and each director’s respective committee meetings in 2013. The Board of Directors does not have a policy with respect to directors’ attendance at Annual Meetings of Stockholders.

As required by the NYSE rules, the independent directors of our Board regularly meet in executive session, without management present. Generally, these executive sessions follow after each meeting of the Board and each committee meeting. In 2013, the independent directors of the Board met in executive session without management present nine times. Our lead independent director presides over such independent, non-management sessions of the Board.

Board Committees

Our Board of Directors has appointed an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted a written charter for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as required by and defined in the rules and listing qualifications of the NYSE and, with respect to the members of the audit committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, to the extent required by Rule 16b-3 of the Exchange Act, our compensation committee is composed exclusively of non-employee directors who qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code. Our Board of Directors may from time to time establish other committees to facilitate the management of our company. Along those lines, upon the recommendation of the nominating and corporate governance committee, our Board of Directors established an executive committee in July 2013, which operates pursuant to a written charter.

Audit Committee

Our audit committee consists of Richard S. Kahlbaugh, Denis McGlynn and William G. Popeo, each of whom is an independent director. Each member of the audit committee is financially literate and able to read and understand fundamental financial statements. Mr. Popeo chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Upon the expiration of Mr. Popeo’s term as a director, the Board intends to appoint James W. McCaughan, upon his election at the 2014 Annual Meeting of Stockholders, to chair our audit committee. In addition, the Board has determined that, if elected,

Mr. McCaughan would qualify as an audit committee financial expert, as that term is defined by the SEC. Our audit committee assists the Board in overseeing, among other things:

•	our system of internal controls;
•	our accounting and financial reporting processes;
•	the integrity and audits of our consolidated financial statements;
•	our compliance with legal and regulatory requirements;
•	the qualifications and independence of our independent auditors; and
•	the performance of our independent auditors and any internal auditors.

Our audit committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal controls. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Our Board of Directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. The policy provides that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, including any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.

In addition, we have a written code of business conduct and ethics that covers a wide range of business practices and procedures and that establishes guidelines for our directors, officers and employees, including standards for many situations where potential conflicts of interest may arise. Our code of business conduct and ethics requires all directors, officers and employees to report any transactions or relationships that reasonably could be expected to give rise to a conflict of interest to the chairman of the audit committee or our chief financial officer or through our whistleblower hotline. In addition, our corporate governance guidelines require that each member of our Board of Directors consult the nominating and corporate governance committee in advance of accepting an invitation to serve on another company’s board. Because the facts and circumstances regarding potential conflicts are difficult to predict, the Board of Directors has not adopted a written policy for evaluating conflicts of interests. In the event a conflict of interest arises, the Board will review, among other things, the facts and circumstances of the conflict, our applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and the NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

The audit committee held seven meetings in 2013.

Compensation Committee

Our compensation committee consists of Lauro Gonzalez-Moreno, William G. Popeo and Daniel L. Simmons, each of whom is an independent director. Mr. Simmons chairs our compensation committee. The principal functions of our compensation committee include:

•	evaluating the performance of our officers;
•	establishing overall employee compensation policies and recommending, as appropriate or necessary, to our Board of Directors major compensation programs;
•	reviewing and approving the compensation payable to our named executive officers, including salary and bonus awards and awards under our Amended and Restated Equity Incentive Compensation Plan;

•	administering our Amended and Restated Equity Incentive Compensation Plan and any other compensation plans, policies and programs of ours;
•	assisting management in complying with our proxy statement and annual report disclosure requirements; and
•	discharging the Board’s responsibilities relating to compensation of our directors.

The compensation committee held four meetings in 2013.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Richard S. Kahlbaugh, Denis McGlynn and Daniel L. Simmons, each of whom is an independent director. Mr. Kahlbaugh chairs our nominating and corporate governance committee. The principal functions of our nominating and corporate governance committee include:

•	seeking, considering and recommending to our Board of Directors qualified candidates for election as directors, recommending a slate of nominees for election as directors at the Annual Meeting of Stockholders and verifying the independence of directors;
•	recommending to our Board of Directors the appointment of each of our executive officers;
•	periodically preparing and submitting to our Board of Directors for adoption the committee’s selection criteria for director nominees;
•	reviewing and making recommendations on matters involving the general operation of our Board of Directors and our corporate governance;
•	annually recommending to our Board the nominees for each committee of the Board; and
•	annually facilitating the assessment of our Board of Directors’ performance as a whole and of the individual directors and report thereon to our Board.

The nominating and corporate governance committee held three meeting in 2013.

Executive Committee

Our executive committee consists of Ted W. Rollins, Richard S. Kahlbaugh and Daniel L. Simmons. Mr. Rollins chairs our executive committee. The executive committee has the authority to exercise the power and authority of the Board between meetings, except for the following (as well as any other powers reserved for the Board or the stockholders by Maryland law): (i) authorize dividends on stock; (ii) issue stock; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the bylaws; (v) elect directors or fill vacancies on the Board of Directors; (vi) adopt a resolution approving any merger or share exchange which does not require stockholder approval; (vii) fill vacancies on the committee or change its membership; (viii) or appoint standing committees of the Board of Directors or discharge the same. The executive committee held four meetings in 2013.

Risk Management

Our Board of Directors takes an active and informed role in our risk management policies and strategies. At least annually, our executive officers, who are responsible for our day-to-day risk management practices, present to the Board of Directors a comprehensive report on the material risks to our company, including credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board of Directors our risk mitigation policies and strategies specific to each risk that is identified. If necessary, our Board of Directors may delegate specific risk management tasks to management or an appropriate committee. Throughout the year, management monitors our risk profile and, on a regular basis, updates the Board of Directors as new material risks are identified or the aspects of a risk previously presented to the Board materially change. The nominating and corporate governance committee, subject to the review of the audit committee, also actively monitors risks to our company throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full Board’s consideration.

Nomination of Directors

Before each Annual Meeting of Stockholders, the nominating and corporate governance committee considers the nomination of all directors whose terms expire at the next Annual Meeting of Stockholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reasons. In addition to considering incumbent directors, the nominating and corporate governance committee may identify director candidates based on recommendations from the directors and executive officers. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates.

The nominating and corporate governance committee evaluates annually the effectiveness of the Board as a whole and of each individual director and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The nominating and corporate governance committee and the Board of Directors consider director candidates based on a number of factors including:

•	whether the candidate will be “independent,” as such term is defined by the NYSE listing standards;
•	whether the candidate has a general understanding of marketing, finance, corporate strategy and other elements relevant to the operation of a publicly-traded company in today’s business environment;
•	the candidate’s character, including whether the candidate possesses high personal and professional ethics, integrity and values;
•	the candidate’s educational and professional background, including whether the candidate has demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;
•	whether the candidate has an understanding of our business, including experience in areas important to the operations of our company; and
•	whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared with the current members of the Board.

Candidates are also evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties. The nominating and corporate governance committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The nominating and corporate governance committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to our Board of Directors. The Board reviews the effectiveness of its director candidate nominating policies annually.

The nominating and corporate governance committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder of our company. Director candidates submitted by our stockholders will be evaluated by the nominating and corporate governance committee on the same basis as any other director candidates. We did not receive any nominations of directors by stockholders for the 2014 Annual Meeting of Stockholders.

Nominations must be addressed to Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attn: Donald L. Bobbitt, Jr., Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, if elected. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws and below under “Stockholder Proposals.”

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of Lauro Gonzalez-Moreno, William G. Popeo and Daniel L. Simmons. None of the members of our compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation and governance committee. No member of the compensation committee has any other business relationship or affiliation with us (other than his service as a director).

Director Compensation for 2013

We pay a $25,000 annual director’s fee to each of our independent directors in cash. Each independent director also receives a fee of $5,000 for attendance at every in-person meeting of our Board of Directors and committee of our Board of Directors (unless a committee meeting is on the same day as a Board meeting) and a fee of $2,500 for attendance at every telephonic meeting of our Board of Directors and committee of our Board of Directors (unless a committee meeting is on the same day as a Board meeting). In addition, we pay an additional annual fee of $20,000 to the chair of our audit committee, an additional annual fee of $15,000 to the chair of each of our compensation committee and our nominating and corporate governance committee, and an additional annual fee of $30,000 to our lead independent director. Our independent directors are also eligible to receive awards under our Amended and Restated Equity Incentive Compensation Plan. Further, all members of our Board of Directors are reimbursed for their reasonable out-of-pocket costs and expenses in attending all meetings of our Board of Directors and its committees.

Our Board of Directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

The following table summarizes the compensation that we paid to our independent directors in 2013:

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock awards(1)	All Other Compensation(2)	Total
Lauro Gonzalez-Moreno(3)	$38,500	$93,590	$2,310	$134,400
Richard S. Kahlbaugh	116,000	84,560	10,839	211,399
Denis McGlynn	56,000	84,560	8,224	148,784
William G. Popeo	80,000	84,560	8,224	172,784
Daniel L. Simmons	83,500	84,560	8,224	176,284

(1)	The amounts in this column reflect the grant date fair value of stock awards issued to each independent director during the year ended December 31, 2013, in accordance with FASB ASC Topic 718. During 2013, each of Messrs. Gonzalez-Moreno, McGlynn, Popeo, Simmons and Kahlbaugh received 7,000 shares of restricted common stock pursuant to our Amended and Restated Equity Incentive Compensation Plan. The grant date fair value for the 2013 restricted stock awards is calculated by multiplying the closing price of our common stock on the NYSE on the date of grant, which was $12.08 for restricted common stock awarded to Messrs. McGlynn, Popeo, Simmons and Kahlbaugh and $13.37 for restricted common stock awarded to Mr. Gonzalez-Moreno, by the number of shares in the restricted stock award. As of December 31, 2013, the aggregate number of shares of common stock held by each current independent director was as follows: Mr. Gonzalez-Moreno 7,000; Mr. Kahlbaugh, 21,237; Mr. McGlynn, 23,334; Mr. Popeo, 23,534; and Mr. Simmons, 24,144.
(2)	The amounts in this column reflect the value of dividends paid on stock awards, where such amounts have not factored into the grant date fair value of the stock award.
(3)	Mr. Gonzalez-Moreno was appointed to the board on May 21, 2013 and received a prorated portion of the annual cash retainer for the period of the fiscal year he served as director.

Corporate Governance Matters

We have adopted a code of business conduct and ethics that applies to all our executive officers, employees and each member of our Board of Directors and corporate governance guidelines. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The following documents are available at our website at www.campuscrest.com in the “Corporate Governance” area of the “Investors” section:

•	audit committee charter;
•	compensation committee charter;
•	nominating and corporate governance committee charter;
•	code of business conduct and ethics;
•	corporate governance guidelines; and
•	whistleblower procedures.

Each committee reviews its written charter annually. Copies of the documents listed above are available in print to any stockholder who requests them. Requests should be sent Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, Attention: Corporate Secretary.

Policy on Hedging of Company Securities

We prohibit short sales of the Company’s securities (a sale of securities which are not then owned) and derivative or speculative transactions in the Company’s securities by our directors, officers and department heads, as well as certain designated employees.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our Board of Directors may be contacted by any party via mail at the address listed below.

Board of Directors
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, North Carolina 28211

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full Board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, the presiding director of independent, non-management sessions of the directors is the lead independent director. The independent directors can be contacted by any party via mail at the address listed below.

Lead Independent Director
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, North Carolina 28211

The audit committee has adopted a process for anyone to send communications to the audit committee with concerns or complaints concerning our company’s accounting, audit or internal controls issues, violations of federal securities laws, rules or regulations and retaliation against employees who make allegations of the foregoing. The audit committee can be contacted by any party via mail at the address listed below:

Chairman
Audit Committee
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, North Carolina 28211

Alternatively, anyone may report openly, confidentially or anonymously any such matter by calling our ethics hotline at 1-877-208-5982, or communicating by email to www.reportlineweb.com/campuscrest, at any time. The toll-free line is managed by an outside, independent service provider and allows anyone to make a report without divulging his or her name. The hotline service provider is required to share the information provided in the report to our outside legal counsel as promptly as practicable. Our outside counsel will review such matters and, where appropriate, will forward to the chairman of the audit committee as promptly as practicable.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys.

In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors has selected the accounting firm of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2014, and the Board of Directors is asking stockholders to ratify this appointment. Although current law, rules and regulations, as well as the audit committee charter, require the company’s independent auditor to be engaged, retained and supervised by the audit committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. KPMG LLP has served as our independent registered public accountants since our formation in March 2010 and is considered by our management to be well qualified. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

The following is a summary of the fees billed to our company by KPMG LLP for professional services rendered for the years ended December 31, 2013 and 2012:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit, Audit-Related and Tax Compliance and Preparation Fees:
Audit Fees	$678,550	$447,041
Audit-Related Fees	365,450	53,000
Tax Fees – Tax Compliance and Preparation	228,925	202,550
Total Audit, Audit-Related and Tax Preparation and Compliance Fees	1,272,925	702,591
Other Non-Audit Fees:
Tax Fees – Other	996,497	312,537
All Other Fees	—	—
Total – Other Non-Audit Fees	996,497	312,537
Total Fees	$2,269,422	$1,015,128

Audit Fees and Audit-Related Fees

“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered in connection with the Company’s common and preferred stock offerings, debt securities offerings, reviews of the Company’s quarterly financial statements and the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting as of period end.

“Audit-Related Fees” include fees relating to required statutory audits and a required Regulation S-X Rule 3-14 audit for a significant portfolio acquisition in 2013.

Tax Fees

“Tax Fees — Tax Compliance and Preparation” consist of fees for assistance regarding federal and state tax compliance. “Tax Fees — Other” consist of fees and related expenses billed for professional services for tax planning, tax advice and consulting.

All Other Fees

“All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees — Tax Compliance and Preparation” and “Tax Fees — Other.” KPMG LLP did not provide any such products or services for us during the years ended December 31, 2013 and 2012.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services. The audit committee or designated member concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our audit committee regarding the responsibilities and functions of our audit committee.

The audit committee oversees the company’s financial reporting process on behalf of the Board of Directors, in accordance with the audit committee charter. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing opinions on the conformity of the company’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and KPMG LLP the audited financial statements for the year ended December 31, 2013 and the reports on the effectiveness of the company’s internal control over financial reporting as of December 31, 2013 contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also reviewed and discussed with management and KPMG LLP the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2013.

In addition, the audit committee received and discussed the written disclosures and the letter from KPMG LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence, discussed with KPMG LLP the firm’s independence from management and the audit committee, and discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, prior to the filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC, the audit committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

Submitted by the audit committee of the Board of Directors

William G. Popeo (Chairman)
Richard S. Kahlbaugh
Denis McGlynn

COMPENSATION COMMITTEE REPORT

The following is a report by our compensation committee regarding our executive officer compensation program.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement (“CD&A”) with management of the company. Based on the compensation committee’s review of the CD&A and the compensation committee’s discussions of the CD&A with management, the compensation committee recommended to the Board of Directors (and the Board has approved) that the CD&A be included in the company’s proxy statement on Schedule 14A prepared in connection with the Annual Meeting.

Submitted by the compensation committee of the Board of Directors

Daniel L. Simmons (Chairman)
Lauro Gonzalez-Moreno
William G. Popeo

EXECUTIVE OFFICERS

Biographical Information Regarding Our Executive Officers

The following table contains information regarding the executive officers of the Company. These officers are appointed annually by the Board of Directors and serve at the Board’s discretion.

Name	Age	Title
Ted W. Rollins	51	Chairman of the Board and Chief Executive Officer
Donald L. Bobbitt, Jr.	45	Executive Vice President, Chief Financial Officer and Secretary
Robert Dann	52	Chief Operating Officer
Brian L. Sharpe	55	Executive Vice President and Division President – Construction and Facilities

The descriptions below set forth biographical information regarding executive officers who are not directors.

For information on Mr. Rollins, please see his biographical description provided above under the caption “Proposal 1: Election of Directors — Nominees for Election for a One-Year Term Expiring at the 2015 Annual Meeting of Stockholders.”

Donald L. Bobbitt, Jr.	Mr. Bobbitt has served as our executive vice president, chief financial officer and secretary since our inception. Prior to our initial public offering, Mr. Bobbitt served as the chief financial officer of Campus Crest Group since January 2008. From April 2006 to December 2007, Mr. Bobbitt was chief financial officer of Motorsports Authentics, LLC, a private company which marketed and distributed NASCAR motorsports licensed merchandise. Prior to this, Mr. Bobbitt had an eleven-year career with Speedway Motorsports, Inc. (NYSE: TRK), a publicly-traded company, where he served in a variety of positions, including vice president of business operations, assistant corporate controller and vice president of finance. Prior to joining Speedway Motorsports, Inc., Mr. Bobbitt was in the financial services practice at Deloitte & Touche LLP. Mr. Bobbitt received his BS from Wake Forest University and is a certified public accountant.
Robert Dann	Mr. Dann has served as our Chief Operating Officer since October 20, 2012 and as our executive vice president and division president of our subsidiaries Campus Crest Real Estate Management and Campus Crest Development from April 2011 until October 20, 2012. From October of 2005 until April of 2011, he was president of CSM Lodging, LLC in Minneapolis, Minnesota, where he oversaw a portfolio of 38 hotels. Prior to that, Mr. Dann served as vice president of operations for Interstate Hotels & Resorts and also as executive vice president with Boykin Management in Cleveland, Ohio. He also has more than 15 years of property level hotel experience with such companies as Ian Schrager Hotels, Helmsley Hotels, Westin and InterContinental. Mr. Dann is a graduate of the University of Denver with a BSBA in Hotel and Restaurant Management.
Brian L. Sharpe	Mr. Sharpe has served as our executive vice president and division president of construction and facilities since our inception. Prior to our initial public offering, since 2006, Mr. Sharpe served as president of our subsidiary Campus Crest Construction and, from April 2008 until December 2009, simultaneously served as the chief operating officer of our subsidiary Campus Crest Group. As both division president and chief operating officer, Mr. Sharpe has overseen the development, construction and maintenance of our properties and directed our global purchasing efforts. From September 1999 until April 2006, Mr. Sharpe served as a senior program manager at BBL Construction Services, LLC, where he shared management responsibilities for the national construction program of BBL Medical Facilities. Mr. Sharpe attended Villanova University.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

The following describes our 2013 compensation program for our named executive officers, who are Ted W. Rollins, our chairman and chief executive officer, Michael S. Hartnett, our vice chairman of special projects and our former chief investment officer, Donald L. Bobbitt, Jr., our executive vice president and chief financial officer, Robert Dann, our chief operating officer, and Brian L. Sharpe, our executive vice president, chief facilities and construction officer. Mr. Hartnett relinquished the position of chief investment officer effective October 19, 2013 and is now our vice chairman of special projects. A new chief investment officer was not appointed. The following discussion and analysis should be read together with the tables and related footnote disclosures detailed below.

Executive Compensation Program Objectives

The primary objectives of our executive compensation program are to attract, motivate and retain talented, high-caliber executives necessary to lead us in achieving business success, and to align their compensation with our short-term and long-term goals. To do this, our compensation program for executive officers is made up of the following components: (i) base salary, intended to compensate our executive officers for work performed during the fiscal year; (ii) annual cash bonuses, intended to reward our executive officers based on our yearly performance and their individual performance during the fiscal year; and (iii) equity-based awards under our Amended and Restated Equity Incentive Compensation Plan, designed to align our executive officers’ interests with our long-term performance. For all named executive officers, compensation is intended to be significantly performance-based, reflecting our belief that compensation paid to executive officers should be closely aligned with the performance of our company on both a short-term and long-term basis and the value created for stockholders.

In establishing compensation for executive officers, the following summarizes our primary objectives:

•	attract and retain individuals of superior ability and managerial talent;
•	ensure senior officer compensation is aligned with our corporate strategies and business objectives and the long-term interests of our stockholders;
•	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and
•	enhance the officers’ incentives to provide increased value to stockholders, as well as promote retention of key management personnel, by providing a portion of total compensation opportunities for senior management in the form of shares of our common stock and other equity and equity-based awards.

Taking into consideration the foregoing objectives, we structure total compensation for our executives to provide a guaranteed amount of cash compensation in the form of base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and the individual performance of the executives, in the form of discretionary annual bonuses. We also seek to provide a portion of total compensation in the form of equity-based awards in order to align the interests of executives and other key employees with those of our stockholders, and for retention purposes.

Role of the Compensation Committee and Management

The compensation committee, pursuant to its charter, determines all performance goals and compensation decisions for the chief executive officer and determines compensation decisions for the other named executive officers, including decisions regarding non-equity compensation and equity awards. In doing so, the compensation committee consults with our chief executive officer and our chief operating officer and other officers as appropriate. The compensation committee believes it is valuable to consider the recommendations of our chief executive officer and chief operating officer with respect to these matters because, given their knowledge of our operations, the student housing industry and the day-to-day responsibilities of our executive officers, they are in a unique position to provide the compensation committee perspective into the performance of our executive officers in light of our business at a given point in time.

The compensation committee is charged with, among other things, the responsibility of reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our executive officers is fair, reasonable and competitive, taking into account our competitive position within our industry and our named executive officers’ level of expertise and experience in their positions. The compensation committee’s primary responsibilities with respect to determining executive compensation are (i) setting performance targets under all annual bonus and long-term incentive compensation plans, including our Amended and Restated Equity Incentive Compensation Plan; (ii) verifying that performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation; (iii) approving all amendments to, and terminations of, all compensation plans and any awards under such plans; (iv) granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; (v) approving which executive officers and other employees receive awards under our equity and incentive compensation plans; and (vi) conducting an annual review of all compensation plans.

Compensation Committee Consideration of the 2013 Vote on Executive Compensation

In determining our executive compensation program for 2013, the compensation committee considered the results of the 2013 advisory vote of our stockholders on executive compensation presented in our 2013 proxy statement. The compensation committee noted that more than 85% of the votes cast approved the compensation of our named executive officers as described in our 2013 proxy statement. The compensation committee believes that these voting results demonstrate stockholder support for the Company’s current executive compensation programs and practices. Therefore, the compensation committee did not make any specific changes in the executive compensation program in response to the 2013 advisory vote.

Components and Criteria of Executive Compensation

The following narrative discusses the components of our named executive officer compensation program, including annual cash compensation, equity awards, and health and retirement benefits.

Annual Base Salary

Our named executive officers receive an annual base salary based on position-specific responsibilities, taking into account competitive market compensation for similar positions, the skills and experience of the individual, internal equity among executive officers and individual performance. For 2013, we paid Mr. Rollins an annualized base salary of $400,000 through March 18, 2013 and an annualized base salary of $450,000 from March 18, 2013 through the end of 2013. Mr. Rollins’ salary was increased to compensate him for his added responsibilities resulting from the acquisition of the Copper Beach portfolio. Pursuant to the terms of their respective employment agreements, we paid Mr. Hartnett an annual base salary of $380,000, Mr. Bobbitt an annual base salary of $320,000, Mr. Dann an annual base salary of $360,000, and Mr. Sharpe an annual base salary of $250,000. On October 19, 2013, pursuant to his amended and restated employment agreement, Mr. Hartnett relinquished his title and role of chief investment officer and became vice chairman of special projects. His base salary of $380,000 remained the same.

Subject to the employment agreements, the compensation committee considers salary levels for our named executive officers annually as part of our performance review process as well as upon any promotion or other change in job responsibility. Changes in salary may reflect changes in the cost of living, changes in compensation paid by other employers, or the compensation committee’s assessment, in consultation with our chief executive officer, of the individual’s performance.

Annual Incentive Compensation Program

In addition to an annual base salary, we have an annual incentive compensation program that consists of discretionary cash bonuses and discretionary restricted stock awards. The awards are designed to incentivize our named executive officers at a variable level of compensation based on our and such individual’s performance. In connection with the annual incentive compensation program, our compensation committee determines annual performance criteria that are flexible and that change with the needs of our business. Our incentive compensation program is designed to reward the achievement of specific financial and operational objectives. Pursuant to the program and their several employment agreements, for 2013, our named executive officers were eligible for a cash bonus of between 75% and 100% of their base salary through December 31,

2013, and a restricted stock award of between 75% and 100% of their base salary through December 31, 2013, depending on their achievement of individualized performance goals and the relative weighting of the applicable goals. In some cases, our incentive compensation program sets a threshold goal for a minimum award and an outperformance goal for a greater award. Achievement in excess of the threshold goal results in a pro rata increase in the amount of the bonus or stock award attributable to that goal, up to the point where achievement equals or exceeds the outperformance goal.

The table below indicates the performance goals for each of our named executive officers and the relative weighting of each officer’s goal. The footnotes to the table provide additional information about certain of the goals and indicate, if applicable, the threshold goal and the outperformance goal.

Performance Goal	Ted W. Rollins	Donald L. Bobbitt, Jr.	Robert Dann	Michael S. Hartnett	Brian L. Sharpe
Achieve budgeted funds from operation(“FFOA”)(1)	30%	30%	20%	30%	—
Incur no more than budgeted general and administrative (“G&A”) costs(2)	10%	10%	—	10%	—
Maintain leverage consistent with budget(3)	10%	20%	—	10%	—
Achieve effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley Act of 2002 without material weakness	—	10%	—	—	—
Close corporate and joint venture financings consistent with annual plan	20%	15%	—	20%	—
Achieve budgeted property revenue(4)	—	—	25%	—	—
Incur no more than budgeted property-level expenses(5)	—	—	15%	—	—
Maintain customer collections	—	—	15%	—	—
Achieve academic year 2013-2014 pre-leasing goals(6)	—	—	10%	—	—
Deliver construction projects for fall opening on time	—	—	—	—	20%
Deliver construction projects for fall on budget	—	—	—	—	20%
Marketing compounds are completed on time for 2014 projects	—	—	—	—	20%
Complete development activities for 2013 projects consistent with annual plan	—	—	15%	—	20%
Complete development activities for 2014 projects consistent with annual plan	30%	—	—	30%	20%
Obtain project-level construction debt and joint venture investments consistent with annual plan	—	15%	—	—	—
Total	100%	100%	100%	100%	100%

(1)	FFOA budget for 2013 was approximately $51.0 million. Outperformance FFOA budget for 2013 was approximately $51.6 million. Our FFOA budget reflects adjustments for changes due to investment, acquisition and disposition activities as a result of capital markets activities during the year. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. For purposes of our compensation plans, we further adjust FFO for additional non-cash or nonrecurring items including the non-cash portion of the change in fair value of unhedged interest rate derivatives, write-off of unamortized deferred financing fees, transaction costs (including those within equity in earnings), fair value of debt adjustments within our investment in Copper Beech and the write-off of development costs. This measure is referred to herein as “FFOA.” We use FFOA as a measure as we believe it more accurately reflects the results of our operations prior to capital replacement or expansion, debt amortization of principal or other commitments and contingencies.
(2)	G&A costs budget for 2013 was approximately $9.8 million.
(3)	Leverage budget was approximately 36.5% (calculated as the ratio of principal amount of long-term indebtedness outstanding to gross assets costs (including capital expenditures and before depreciation and amortization).

(4)	Property revenue budget for 2013 was approximately $102.6 million.
(5)	Property-level expense budget for 2013 was approximately $45.2 million.
(6)	Pre-leasing goal for academic year 2013-2014 property openings was 87.5% pre-leased by September 30, 2013.

Annual Incentive Compensation Program — Discretionary Cash Bonuses

Based on the compensation committee’s review and evaluation and achievement of the applicable performance goals, the compensation committee approved annual cash bonuses for the named executive officers for 2013 at the following levels:

Executive	2013 Bonus	Amount Paid in Cash	Amount Satisfied in Shares of Restricted Common Stock
Ted W. Rollins	$252,239	$63,060	$189,179
Donald L. Bobbitt, Jr.	179,370	44,842	134,528
Robert Dann	180,245	45,061	135,184
Michael S. Hartnett	170,401	170,401	—
Brian L. Sharpe	159,909	39,977	119,932

With respect to the approved discretionary cash bonuses for each of Messrs. Rollins, Bobbitt, Dann and Sharpe, the compensation committee determined that, in order to further align their interests with our stockholders, it was appropriate to pay approximately 75% of their award in shares of restricted common stock (subject to the approval of our stockholders of the amendment to our Amended and Restated Equity Incentive Compensation Plan to increase the number of shares reserved for issuance thereunder and to remove the reduction ratio included therein), with the remainder (25%) payable in cash. Pursuant to applicable SEC disclosure rules, the cash portion of the approved discretionary cash bonus award for each of Messrs. Rollins, Bobbitt, Dann and Sharpe is reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table in this proxy statement. However, because the restricted stock portion of the discretionary cash bonus award for each of Messrs. Rollins, Bobbitt, Dann and Sharpe were made in 2014, pursuant to applicable SEC disclosure rules, such awards will be reflected in the “Stock/OP Unit Awards” column in the 2014 Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table in our proxy statement for the 2015 Annual Meeting of Stockholders.

Annual Incentive Compensation Program — Discretionary Equity Awards

Equity awards pursuant to our annual incentive compensation program and the other equity awards noted below are made to our named executive officers pursuant to our Amended and Restated Equity Incentive Compensation Plan. Time-vested equity awards are designed to focus and reward our named executive officers in accordance with our long-term goals and enhance stockholder value. In addition, because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the award vesting period.

Pursuant to our annual incentive compensation program, performance-based equity grants were approved at a meeting of the compensation committee on April 22, 2013. Based on the compensation committee’s review of the efforts of management in connection with the Company’s acquisition of equity interests in a portfolio of student housing properties owned by the members of Copper Beech Townhome Communities, LLC and Copper Beech Townhome Communities (PA), LLC (the “CB Portfolio”), the compensation committee granted the following awards of performance-based restricted common stock to our named executive officers. These shares will vest upon the Company achieving specified performance goals in relation to the acquisition of the CB Portfolio. Specifically, the shares will vest upon the Company obtaining control of (with control being defined as an 88.9% ownership percentage) and successfully integrating the CB Portfolio, as determined by the compensation committee in its sole discretion. Because these awards were made in 2013, pursuant to applicable SEC disclosure rules, such awards are reflected in the “Stock/OP Unit Awards” column of the Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table in this proxy statement.

Executive	2013 Performance-Based Equity Awards
Ted W. Rollins	41,000
Donald L. Bobbitt, Jr.	25,000
Robert Dann	14,500
Michael S. Hartnett	—
Brian L. Sharpe	14,500

Pursuant to our annual incentive compensation program, annual equity grants were approved at a meeting of the compensation committee on February 20, 2014 and ratified by our Board of Directors on February 24, 2014. Based on the compensation committee’s review and evaluation and achievement of the applicable performance goals, the compensation committee granted the following awards of restricted common stock to our named executive officers, subject to the approval of our stockholders of the amendment to our Amended and Restated Equity Incentive Compensation Plan to increase the number of shares reserved for issuance thereunder and to remove the reduction ratio included therein. In addition the compensation committee granted awards of restricted common stock as set forth below to each of Messrs. Rollins, Bobbitt, Dann and Sharpe in satisfaction of 75% of the discretionary cash bonus awarded to such named executive officers (see “— Annual Incentive Compensation Program — Discretionary Cash Bonuses” above). These shares will vest ratably on each of the first, second and third anniversaries of the date of Board ratification (February 24, 2014). Because these awards for 2013 compensation were made in 2014, pursuant to applicable SEC disclosure rules, such awards will be reflected in the “Stock/OP Unit Awards” column of the 2014 Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table in our proxy statement for the 2015 Annual Meeting of Stockholders.

Executive	2013 Time-Based Equity Awards Granted as Discretionary Equity Awards	2013 Time-Based Equity Awards Granted in Satisfaction of 75% of Discretionary Cash Bonus	Total 2013 Time-Based Equity Awards
Ted W. Rollins	26,731	20,836	47,567
Donald L. Bobbitt, Jr.	19,329	14,496	33,825
Robert Dann	19,423	14,567	33,990
Michael S. Hartnett	18,362	—	18,362
Brian L. Sharpe	17,231	12,924	30,155

Contractually-Required Restricted Stock Awards

On January 28, 2013, the compensation committee approved, pursuant to the terms of each named executive officer’s employment agreement entered into at the time or our formation transactions and initial public offering and our Amended and Restated Equity Incentive Compensation Plan, the following awards of restricted common stock to our named executive officers. These shares of restricted common stock were granted on January 31, 2013, and will vest ratably on each of the first, second and third anniversaries of the date of grant.

Executive	Shares of Restricted Common Stock Granted Pursuant to Employment Agreement
Ted W. Rollins	99,078
Donald L. Bobbitt, Jr.	10,370
Robert Dann	—
Michael S. Hartnett	99,078	(1)
Brian L. Sharpe	—

(1)	Pursuant to the terms of Mr. Hartnett’s amended and restated employment agreement, these shares will vest ratably on each of December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014. See “Executive Officer Compensation — Mr. Hartnett’s Amended and Restated Employment Agreement” above for more information.

Benefits and Perquisites

Each of our named executive officers may participate in the standard company benefits that we offer to all full-time employees. These benefits include medical, dental and vision insurance, life insurance, paid time off and a 401(k) retirement plan, to which we make matching contributions. Our senior officers and management may use our leased aircraft for personal travel, provided that they reimburse us for our incremental cost associated with their actual usage. In addition, each of our named executive officers receives an automobile allowance of up to $12,000 per year, plus reimbursement for the costs of reasonable repairs, operating expenses and gas.

Severance

Under their employment agreements, certain of our named executive officers are entitled to receive severance payments and benefits under certain circumstances in the event that his or her employment is terminated by us without “cause” or by the executive for “good reason,” or in the event of a “change of control” of us (each as defined in the applicable employment agreement). These severance payments and benefits are designed to protect and compensate our named executive officers under those circumstances. These circumstances, payments and benefits are described below under “Potential Payments upon Termination or Change of Control.”

Employment Agreements

Ted W. Rollins

In connection with our initial public offering, on October 19, 2010, we entered into an employment agreement with Ted W. Rollins to serve as our chief executive officer. On August 5, 2013, we amended Mr. Rollins’ employment agreement. As amended, the employment agreement has a term until January 1, 2016, with automatic renewals for one-year terms unless either we or Mr. Rollins give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Rollins provides for an initial base salary of $450,000 (which may be increased by the compensation committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the compensation committee and the Board of Directors), eligibility for grants of equity pursuant to the Amended and Restated Equity Incentive Compensation Plan and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to the employment agreement, Mr. Rollins is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “— Potential Payments upon Termination or Change of Control.”

Mr. Rollins’ employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Donald L. Bobbitt, Jr.

In connection with our initial public offering, on October 19, 2010, we entered into an employment agreement with Donald L. Bobbitt, Jr. to serve as our chief financial officer. On August 5, 2013, we amended Mr. Bobbitt’s employment agreement. As amended, the employment agreement has a term until January 1, 2015, with automatic renewals for one-year terms unless either we or Mr. Bobbitt give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Bobbitt provides for an initial base salary of $320,000 (which may be increased by the compensation committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the compensation committee and the Board of Directors), eligibility for grants of equity pursuant to the Amended and Restated Equity Incentive Compensation Plan and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to the employment agreement, Mr. Bobbitt is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “— Potential Payments upon Termination or Change of Control.”

Mr. Bobbitt’s employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Robert Dann

In connection with his hiring in April of 2011, we entered into an employment agreement with Robert Dann to serve as executive vice president and division president of each of Campus Crest Real Estate Management and Campus Crest Development. Mr. Dann was promoted to the position of chief operating officer effective October 20, 2012. On August 5, 2013, we amended Mr. Dann’s employment agreement. As amended, the employment agreement has a term until January 1, 2015, with automatic renewals for one-year terms unless either we or Mr. Dann give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Dann provides for an initial base salary of $360,000 (which may be increased by the compensation committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the compensation committee and the Board of Directors), eligibility for grants of equity pursuant to the Amended and Restated Equity Incentive Compensation Plan and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to the employment agreement, Mr. Dann is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “— Potential Payments upon Termination or Change of Control.”

Mr. Dann’s employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Michael S. Hartnett

In connection with our initial public offering, on October 19, 2010, we entered into an employment agreement with Michael S. Hartnett to serve as our chief investment officer. On August 5, 2013, we amended and restated Mr. Hartnett’s employment agreement. Pursuant to the amended and restated employment agreement, Mr. Hartnett relinquished his title and role of chief investment officer on October 19, 2013 and became our vice chairman of special projects. Mr. Hartnett’s employment agreement has a term of three years. Our employment agreement with Mr. Hartnett provides for:

•	a base salary of $380,000;
•	an amended vesting schedule for Mr. Hartnett’s unvested equity awards, so that they will vest ratably on December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, provided he remains employed through each date, and provided further that vesting will be accelerated if Mr. Hartnett is terminated for any reason other than cause or due to his resignation;
•	a pro-rated target bonus between 75% and 100% of base salary based on his service through October 19, 2013;
•	a cash bonus of $100,000 for remaining employed through October 19, 2013;
•	transfer of title of Mr. Hartnett’s company car to Mr. Hartnett;

•	participation in any employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits; and
•	continuation of Mr. Hartnett’s base salary through the remainder of the three year term if he is terminated without cause by the Company or due to his death or disability prior to October 19, 2016.

Mr. Hartnett’s amended and restatement employment agreement defines “without cause” as the (i) employee’s act of gross negligence that has the effect of injuring the business of us and our affiliates, taken as a whole, in any material respect, (ii) employee’s conviction or plea of guilty or nolo contendere to the commission of a felony by employee, (iii) commission by the employee of an act of fraud or embezzlement against us or our affiliates as determined by a court of competent jurisdiction or (iv) employee’s willful breach of any material provision of his employment agreement or the confidentiality and non-compete agreement, that was previously entered into.

Mr. Hartnett’s amended and restated employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Brian L. Sharpe

On August 5, 2013, we entered into an employment agreement with Brian L. Sharpe to serve as executive vice president and division president of construction and facilities. The employment agreement has a term until August 5, 2015, with automatic renewals for one-year terms unless either we or Mr. Sharpe give 90 days’ prior notice that the term will not be extended. Our employment agreement with Mr. Sharpe provides for an initial base salary of $250,000 (which may be increased by the compensation committee and the Board of Directors), a target bonus of between 75% and 100% of base salary (with the actual bonus to be determined by the compensation committee and the Board of Directors), eligibility for grants of equity pursuant to the Amended and Restated Equity Incentive Compensation Plan and eligibility to participate in any other employee benefit plans, insurance policies or contracts maintained by us relating to retirement, health, disability, vacation, auto and other related benefits.

Pursuant to the employment agreement, Mr. Sharpe is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “— Potential Payments upon Termination or Change of Control.”

Mr. Sharpe’s employment agreement does not contain an Internal Revenue Code Section 280G excise tax gross-up provision.

Potential Payments upon Termination or Change of Control

Under their employment agreements, certain of our named executive officers are entitled to receive severance payments and benefits under certain circumstances in the event that his or her employment is terminated by us without “cause” or by the executive for “good reason,” or in the event of a “change of control” of us (each as defined in the applicable employment agreement). These severance payments and benefits are designed to protect and compensate our named executive officers under those circumstances. The severance terms of Mr. Hartnett’s amended and restated employment agreement are not reflected below and instead are described above in the section captioned “Mr. Hartnett’s Amended and Restated Employment Agreement.”

The employment agreements provide that if the agreement is terminated by us without “cause” or by the executive for “good reason” within 24 months following a change in control of us, (i) Mr. Rollins will be entitled to a lump sum cash payment equal to three times the sum of his then current annual base salary plus the bonus paid to him in the prior year (or, if no bonus was paid, 50% of his target bonus for the current year), and (ii) each of Messrs. Bobbitt, Dann and Sharpe will be entitled to a lump sum cash payment equal to two times the sum of his then current annual base salary plus the bonus paid to him in the prior year (or, if no bonus was paid, 50% of his target bonus for the current year). In the event the agreement is terminated by us without “cause” or by the executive for “good reason” and not within 24 months following a change in control of us each of Messrs. Rollins, Bobbitt, Dann and Sharpe will be entitled to a cash payment equal to two times the sum of his then current annual base salary plus the bonus paid to him in the prior year (or, if no bonus was paid, 50% of his target bonus for the current year), payable in equal monthly installments over a period of 24 months after termination.

In addition, the employment agreements provide that if the executive is terminated either by us without “cause” or by the executive for “good reason,” with or without a change in control of us, or if the executive retires at or after the age of 63, then any unvested equity awards granted to such named executive officer shall immediately vest.

The employment agreements define “cause” as the (i) employee’s act of gross negligence or misconduct that has the effect of injuring the business of us and our affiliates, taken as a whole, in any material respect, (ii) employee’s conviction or plea of guilty or nolo contendere to the commission of a felony by employee, (iii) commission by the employee of an act of fraud or embezzlement against us or our affiliates or (iv) employee’s willful breach of any material provision of his or her employment agreement or related confidentiality and non-compete agreement, that will be entered into contemporaneously with the employment agreement.

The employment agreements for each of Messrs. Rollins, Bobbitt, Dann and Sharpe define “good reason” as (i) a material involuntary reduction in employee’s duties, authority, reporting responsibility or function, (ii) a material reduction in the employee’s compensation package other than as mutually agreed, (iii) the employee’s involuntary relocation to a principal place of work more than 30 miles from Charlotte, North Carolina or (iv) a material breach by us of our obligations under the applicable employment agreement, provided that the employee gives us notice of his belief that he has good reason to terminate the applicable employment agreement and we fail to cure the breach within 30 business days of receipt of the employee’s notice.

Pension Benefits

None of our employees, including our named executive officers, participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation Plan

Each of our named executive officers is eligible to participate in the Campus Crest Group, LLC Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the Deferred Compensation Plan are intended to comply with Section 409A (“Section 409A”) of the Internal Revenue Code. Additional information regarding the terms and conditions of the Deferred Compensation Plan is provided under the heading “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” below.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer and the three other executive officers (other than the chief financial officer) who are highest paid and employed at year-end. If certain conditions are met, “performance-based compensation” (as defined in Section 162(m) of the Internal Revenue Code) may be excluded from this limitation. The compensation committee carefully considers the Company’s executive compensation program in light of the applicable tax rules. The compensation committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. The compensation committee recognizes that in certain instances, it may be in the best interests of the Company’s stockholders to provide compensation that is not fully deductible and may do so as it determines appropriate.

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock/OP Unit Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Name and Principal Position	Year	Salary		Bonus(1)	Stock/OP Unit Awards(2)(3)		Non-Equity Incentive Plan Compensation(1)	All Other Compensation(4)	Total
Ted W. Rollins Chairman of the Board and Chief Executive Officer	2013	$427,444	(5)	—	$1,909,084	(6)	$63,060	$139,197	$2,538,785
	2012	360,000		—	1,170,801		146,417	21,208	1,698,426
	2011	300,000		—	—		111,660	16,561	428,221
Donald L. Bobbitt, Jr. Executive Vice President, Chief Financial Officer and Secretary	2013	320,000		—	588,219	(7)	44,842	52,268	1,005,329
	2012	290,000		—	334,554		117,947	22,040	764,541
	2011	250,000		—	84,507		93,050	21,034	448,591
Robert Dann(8) Executive Vice President, Chief Operating Officer	2013	360,000		—	339,431		45,061	42,766	787,258
	2012	320,000		—	168,849		139,330	20,933	649,112
	2011	290,000		—	183,023		94,916	12,318	580,257
Michael S. Hartnett(9) Vice-Chairman, Special Projects	2013	380,000		—	1,343,284	(10)	170,401	159,005	2,052,690
	2012	360,000		—	1,170,801		146,417	23,290	1,700,508
	2011	300,000		—	—		111,660	19,638	431,298
Brian L. Sharpe(11) Executive Vice President, Chief Facilities and Construction Officer	2013	250,000		—	278,789		39,977	33,038	601,804

(1)	The combined amount to be shown in each of the Bonus and Non-Equity Incentive Plan Compensation columns equals the amount of the annual cash incentive bonus for each named executive officer. The amount shown in the Bonus column is the discretionary amount of the annual cash incentive bonus awarded to a named executive officer in excess of the formula-based amount of the annual cash incentive bonus.
(2)	For purposes of this table, shares awarded during 2013 were valued at $12.08 and 13.80, the closing price of our common stock on the NYSE on the date of grant, January 31, 2013 and April 22, 2013, respectively.
(3)	Stock/OP Units Awards for 2013 consist of Contractually-Required Restricted Stock Awards, Performance-Based Restricted Stock Awards and Time-Based Restricted Stock Awards as set forth below.

Name	Contractually- Required Restricted Stock Awards(a)	Performance-Based Restricted Stock Awards	Time-Based Restricted Stock Awards	Total Stock/OP Unit Awards
Ted W. Rollins	$1,196,862	$565,800	$146,422	$1,909,084
Donald L. Bobbitt, Jr.	125,270	345,000	117,949	588,219
Robert Dann	—	200,100	139,331	339,431
Michael S. Hartnett	1,196,862	—	146,422	1,343,284
Brian L. Sharpe	—	200,100	78,689	278,789

(a)	Pursuant to employment agreements executed as a result of our formation transactions in 2010.

See “Executive Officer Compensation — Components and Criteria of Executive Compensation — Annual Incentive Compensation Program — Discretionary Equity Awards” and “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for a discussion of these awards.

(4)	All other compensation for 2013 represents dividends paid on stock awards, where such amounts have not factored into the grant date fair value of the stock award, health, life and disability insurance premiums, 401(k) matching contributions, automobile allowances and bookkeeping services, as follows:

Name	Dividends on Unvested Restricted Shares	Insurance Premiums	401(K) Matching Contributions	Automobile Allowances	Bookkeeping Services	Total
Ted W. Rollins	$122,240	$9,088	$—	$5,169	$2,700	$139,197
Donald L. Bobbitt, Jr.	38,278	8,809	5,181	—	—	52,268
Robert Dann	25,570	9,761	7,435	—	—	42,766
Michael S. Hartnett	141,460	9,594	2,100	3,151	2,700	159,005
Brian L. Sharpe	13,157	6,241	6,535	7,105	—	33,038
(5)	Mr. Rollin’s salary was paid at an annualized rate of $400,000 through March 18, 2013 and then $450,000 thereafter.
(6)	Includes $1,196,862 attributable to 99,078 shares of restricted stock awarded pursuant to the terms of Mr. Rollins’ employment agreement as a result of our formation transactions in 2010. See “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for more information.
(7)	Includes $125,270 attributable to 10,370 shares of restricted stock awarded pursuant to the terms of Mr. Bobbitt’s employment agreement as a result of our formation transactions in 2010. See “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for more information.
(8)	Mr. Dann’s employment with our company started on April 18, 2011. Compensation information is for the period from April 18, 2011 through December 31, 2012. Salary amount is annualized for the convenience of the reader.
(9)	Mr. Hartnett relinquished the title and role of co-chairman and chief investment officer on October 19, 2013 and assumed the title and role of vice-chair, special projects. See “Executive Officer Compensation — Mr. Hartnett’s Amended and Restated Employment Agreement” above for more information.
(10)	Includes $1,196,862 attributable to 99,078 shares of restricted stock awarded pursuant to the terms of Mr. Hartnett’s employment agreement as a result of our formation transactions in 2010. See “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for more information.
(11)	2013 is the first year that Mr. Sharpe has qualified as a named executive officer, and therefore, his annual compensation is not shown for 2012 or 2011.

2013 Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based restricted stock and restricted OP unit awards granted in 2013 to the named executive officers. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with FASB ASC Topic 718. For additional information, see “Executive Officer Compensation — Compensation Discussion and Analysis — Components and Criteria of Executive Compensation.”

		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock and OP Units(1)		Grant Date Fair Value of Awards
Name	Date of Grant	Target
Ted W. Rollins	January 31, 2013			111,199	(2)	$1,343,284	(2)
	April 22, 2013	41,000	(3)			565,800	(3)
Donald L. Bobbitt, Jr.	January 31, 2013			20,134	(4)	243,219	(4)
	April 22, 2013	25,000	(3)			345,000	(3)
Robert Dann	January 31, 2013			11,534	(5)	139,331	(5)
	April 22, 2013	14,500	(3)			200,100	(3)
Michael S. Hartnett	January 31, 2013			111,199	(6)	1,343,284	(6)
Brian L. Sharpe	January 31, 2013			6,514	(4)	78,689	(1)
	April 22, 2013	14,500	(3)			200,100	(3)

(1)	All Other Stock Awards: Number of Shares of Stock and OP Units consists of Contractually-Required Restricted Stock Awards and Time-Based Restricted Stock Awards as set forth below.

Name	Contractually-Required Restricted Stock Awards(a)	Time-Based Restricted Stock Awards	Total All Other Stock Awards: Number of Shares of Stock and OP Units
Ted W. Rollins	99,078	12,121	111,199
Donald L. Bobbitt, Jr.	10,370	9,764	20,134
Robert Dann	—	11,534	11,534
Michael S. Hartnett	99,078	12,121	111,199
Brian L. Sharpe	—	6,514	6,514

(a)	Pursuant to employment agreements executed as a result of our formation transactions in 2010.
(2)	Includes 99,078 shares awarded pursuant to the terms of Mr. Rollins’ employment agreement as a result of our formation transactions in 2010 (see “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for more information) and 12,121 shares awarded pursuant to our annual incentive compensation program. These shares will vest ratably on each of the first, second, and third anniversaries of the date of grant. Each share was valued at $12.08, the closing price of our common stock on the NYSE on the date of grant, January 31, 2013.
(3)	These shares will vest upon the Company attaining control of, and successfully integrating, the CB Portfolio, as determined by the compensation committee. Each share was valued at $13.80, the closing price of our common stock on the NYSE on the date of grant, April 22, 2013.
(4)	Includes 10,370 shares awarded pursuant to the terms of Mr. Bobbitt’s employment agreement as a result of our formation transactions in 2010 (see “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for more information) and 9,764 shares awarded pursuant to our annual incentive compensation program. These shares will vest ratably on each of the first, second, and third anniversaries of the date of grant. Each share was valued at $12.08, the closing price of our common stock on the NYSE on the date of grant, January 31, 2013.
(5)	These shares will vest ratably on each of the first, second, and third anniversaries of the date of grant. Each share was valued at $12.08, the closing price of our common stock on the NYSE on the date of grant, January 31, 2013.
(6)	Includes 99,078 shares awarded pursuant to the terms of Mr. Hartnett’s employment agreement as a result of our formation transactions in 2010 (see “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for more information) and 12,121 shares awarded pursuant to our annual incentive compensation program. Pursuant to the terms of Mr. Hartnett’s amended and restated employment agreement, these shares will vest ratably on each of December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014. See “Executive Officer Compensation — Mr. Hartnett’s Amended and Restated Employment Agreement” above for more information. Each share was valued at $12.08, the closing price of our common stock on the NYSE on the date of grant, January 31, 2013.

2013 Option Exercise and Stock Vested

The following table sets forth information with respect to the number of shares of common stock and OP units and the value of those shares and OP units that vested in 2013 that were awarded to our named executive officers:

	Stock Awards
Name	Number of Shares of Stock and OP Units Acquired on Vesting	Value Realized on Vesting
Ted W. Rollins	36,507	$441,005
Donald L. Bobbitt, Jr.	15,277	176,067
Robert Dann	9,001	101,186
Michael S. Hartnett	86,507	957,505
Brian L. Sharpe	4,110	47,726

(1)	Each share or OP Unit was valued at the closing price of our common stock on the NYSE on the date of vesting (which was $12.08 and $10.33 on January 31, 2013 and October 18, 2013, respectively).

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2013. No option awards were outstanding for the named executive officers as of December 31, 2013.

	Stock Awards
Name	Number of Restricted Shares that have not Vested	Market Value of Restricted Shares that have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Restricted Shares that have not Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Shares that have not Vested(1)
Ted W. Rollins	184,215	$1,733,463	41,000	$385,810
Donald L. Bobbitt, Jr.	40,999	385,801	25,000	235,250
Robert Dann	31,266	294,213	14,500	136,445
Michael S. Hartnett	147,372	1,386,771	—	—
Brian L. Sharpe	12,539	117,992	14,500	136,445

(1)	Based on our common stock closing price of $9.41 on December 31, 2013.

The following table summarizes the time-based restricted stock and restricted OP unit awards for which a portion of the common stock remains unvested. The table also provides information about the applicable vesting periods.

		Number of Time-Based Restricted Shares and OP Units Granted to Named Executive Officers
Grant Date	Closing Market Price	Ted W. Rollins		Donald L. Bobbitt, Jr.		Robert Dann	Michael S. Hartnett		Brian L. Sharpe	Vesting Periods
January 31, 2013	$12.08	111,199	(1)	20,134	(2)	11,534	111,199	(3)(4)	6,514	Three equal annual installments beginning on January 31, 2014
January 31, 2012	$10.69	109,523		31,296		15,795	109,523	(3)	—	Three equal annual installments beginning on January 31, 2013.
April 18, 2011	$10.61	—		—		17,250	—		—	25% on April 18, 2012, 25% on April 18, 2013, and 50% on April 18, 2014

(1)	Includes 99,078 shares awarded pursuant to the terms of Mr. Rollins’ employment agreement as a result of our formation transactions in 2010 (see “Executive Officer Compensation—Components and Criteria of Executive Compensation—Contractually-Required Restricted Stock Awards” above for more information) and 12,121 shares awarded pursuant to our annual incentive compensation program.
(2)	Includes 10,370 shares awarded pursuant to the terms of Mr. Bobbitt’s employment agreement as a result of our formation transactions in 2010 (see “Executive Officer Compensation—Components and Criteria of Executive Compensation—Contractually-Required Restricted Stock Awards” above for more information) and 9,764 shares awarded pursuant to our annual incentive compensation program.
(3)	Includes 99,078 shares awarded pursuant to the terms of Mr. Hartnett’s employment agreement as a result of our formation transactions in 2010 (see “Executive Officer Compensation—Components and Criteria of Executive Compensation—Contractually-Required Restricted Stock Awards” above for more information) and 12,121 shares awarded pursuant to our annual incentive compensation program.
(4)	As a result of Mr. Hartnett’s amended and restated employment agreement, these shares will vest ratably on each of December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.

The following table summarizes the performance-based restricted stock awards which are unearned and for which the common stock remains unvested. The table also provides information about the vesting conditions.

		Number of Performance-Based Restricted Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Ted W. Rollins	Donald L. Bobbitt, Jr.	Robert Dann	Michael S. Hartnett	Brian L. Sharpe	Vesting Conditions
April 22, 2013	$13.80	41,000	25,000	14,500	—	14,500	Upon the Company obtaining control of and successfully integrating the CB Portfolio, as determined by the compensation committee

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each named executive officer, information regarding benefits under our Deferred Compensation Plan, which provides for the deferral of compensation on a basis that is not tax-qualified.

Name and Principal Position	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Ted W. Rollins Chairman of the Board and Chief Executive Officer	$—	$—	$—	$—	$—
Donald L. Bobbitt, Jr. Executive Vice President, Chief Financial Officer and Secretary	3,077	—	101	—	3,178
Robert Dann Executive Vice President, Chief Operating Officer	3,461	—	98	—	3,559
Michael S. Hartnett Vice-Chairman, Special Projects	3,654	—	127	—	3,781
Brian L. Sharpe Executive Vice President, Chief Facilities and Construction Officer	—	—	—	—	—

(1)	Represents Company contributions credited to participant’s Deferred Compensation Plan accounts which are included in All Other Compensation in the Summary Compensation Table.
(2)	Earnings are calculated by reference to actual earnings or losses of mutual funds and securities held by the plan.

Participation in the Deferred Compensation Plan is restricted to a select group of management or highly compensated employees of the Company. Under the terms of the Deferred Compensation Plan, deferral elections can be made once a year with respect to base salary or incentive payments to be earned in the following year. In order to further assist our named executive officers with their retirement savings, the Deferred Compensation Plan allows participants to defer up to 75% of their annual salary and 100% of their incentive based compensation. Amounts deferred under the Deferred Compensation Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. We do not pay above-market or preferential earnings on the Deferred Compensation Plan. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. As a result of Section 409A, certain key employees (including our named executive officers) are subject to a six-month waiting period for distributions following termination.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2013 relating to our equity compensation plans pursuant to which we grant options, restricted common stock, restricted OP units or other rights to acquire shares from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	—	$—	291,864	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	291,864

(1)	Amended and Restated Equity Incentive Compensation Plan.
(2)	Pursuant to our Amended and Restated Equity Incentive Compensation Plan, each share issued pursuant to an award under the plan, other than an option or stock appreciation right, reduces the number of shares available for issuance under the plan by two shares. In Proposal 4 we are proposing to amend the plan to increase the number of securities available and to eliminate this reduction ratio feature.

Change of Control and Termination Payment Table

The following table indicates the cash amounts and accelerated vesting that Messrs. Rollins, Bobbitt, Dann Hartnett and Sharpe would be entitled to receive under various circumstances pursuant to the terms of their employment agreements. This table assumes that the change in control or termination of the named executive officer occurred on December 31, 2013.

Name and Scenario	Cash Payment(1)	Acceleration of Vesting of Restricted Common Stock/Restricted OP Units(2)	Total
Ted W. Rollins, Chairman and Chief Executive Officer
By company without cause or by employee for good reason (after a change in control)	$2,089,251	$2,119,273	$4,208,524
By company without cause or by employee for good reason (and without a change in control)	1,392,834	2,119,273	3,512,107
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	2,119,273	2,119,273
Retirement(4)	—	—	—
Michael S. Hartnett, Vice Chairman of Special Projects
By company without cause or by employee for good reason (after a change in control)	$380,000	$1,386,771	$1,766,771
By company without cause or by employee for good reason (and without a change in control)	380,000	1,386,771	1,766,771
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	1,386,771	1,386,771
Retirement	—	—	—

Name and Scenario	Cash Payment(1)	Acceleration of Vesting of Restricted Common Stock/Restricted OP Units(2)	Total
Donald L. Bobbitt, Jr., Executive Vice President and Chief Financial Officer and Secretary
By company without cause or by employee for good reason (after a change in control)	$875,894	$621,051	$1,496,945
By company without cause or by employee for good reason (and without a change in control)	875,894	621,051	1,496,945
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	621,051	621,051
Retirement(4)	—	—	—
Robert Dann, Chief Operating Officer
By company without cause or by employee for good reason (after a change in control)	$998,660	$430,658	$1,429,319
By company without cause or by employee for good reason (and without a change in control)	998,660	430,658	1,429,318
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	430,658	430,658
Retirement(4)	—	—	—
Brian L. Sharpe, Executive Vice President, Chief Facilities and Construction Officer
By company without cause or by employee for good reason (after a change in control)	$657,380	$254,437	$911,817
By company without cause or by employee for good reason (and without a change in control)	657,380	254,437	911,817
Accelerated vesting of restricted common stock/restricted OP units upon a change in control	—	254,437	254,437
Retirement(4)	—	—	—

(1)	Amounts in this column reflect a calculation based on the executive officer’s 2013 salary and 2013 bonus based on 2012 results.
(2)	Amounts in this column reflect accelerated vesting of shares of restricted common stock granted pursuant to our Amended and Restated Equity Incentive Compensation Plan. For purposes of this table, each share of restricted common stock and restricted OP unit was valued at $9.41, the closing price of our common stock on the NYSE on December 31, 2013.
(3)	Mr. Hartnett relinquished the title and role of co-chairman and chief investment officer on October 19, 2013 and assumed the title and role of vice-chair, special projects. See “Executive Officer Compensation—Mr. Hartnett’s Amended and Restated Employment Agreement” above for more information.
(4)	Pursuant to the employment agreements with Messrs. Rollins, Bobbitt, Dann and Sharpe, all previously-granted equity awards to each named executive officer will immediately vest upon the voluntary retirement of the named executive officer subsequent to the attainment of age 63. As of December 31, 2013, none of our named executive officers have met the age requirement to be eligible for vesting under this provision.

PROPOSAL 3: ADVISORY (NON-BINDING) VOTE
APPROVING EXECUTIVE COMPENSATION

We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program for named executive officers by voting for or against the following resolution.

“— RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of 2014 and beyond. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory (non-binding) vote to approve executive compensation will be held at the 2015 annual meeting of stockholders.

As described more fully in “Executive Officer Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our practice of placing a significant portion of each executive’s compensation at risk demonstrates this pay-for-performance philosophy.

We actively review and assess our executive compensation program in light of the industry in which we operate, the marketplace for executive talent in which we compete, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy. Specifically, our compensation program for executive officers focuses on the following principal objectives:

•	align executive compensation with stockholder interests;
•	attract and retain talented personnel by offering competitive compensation packages;
•	motivate employees to achieve strategic and tactical corporate objectives and the profitable growth of our company; and
•	reward employees for individual and company performance.

The compensation committee believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders, and is worthy of stockholder support. In determining whether to approve this proposal, we believe that stockholders should consider the following:

•	Independent Compensation Committee. Executive compensation is reviewed and established by the compensation committee of the Board of Directors consisting solely of independent directors. The compensation committee meets in executive session, without executive officers present, in determining annual compensation.
•	Performance-Based Incentive Compensation. Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the compensation committee for the 2013 Incentive Compensation Program. The compensation committee sets clear goals for company performance and differentiates certain elements of compensation based on individual achievement.

•	Equity Plans. Grants under our Amended and Restated Equity Incentive Compensation Plan generally include three-year vesting periods, and our Amended and Restated Equity Incentive Compensation Plan prohibits repricing of outstanding option awards without consent of stockholders and requires options be granted with exercise prices at fair market value.
•	Reasonable Severance Change in Control Provisions. The employment agreements with the named executive officers generally provide for cash payments after a change in control only if an employee is also terminated within two years of the change in control (a double-trigger). None of the employment agreements contains an excise tax gross-up provision.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4: APPROVAL OF THE MATERIAL TERMS OF, AND
THE AMENDMENT TO, THE AMENDED AND RESTATED
EQUITY INCENTIVE COMPENSATION PLAN

Background and Purpose

We provide equity compensation to our employees pursuant to the Amended and Restated Equity Incentive Compensation Plan (the “2010 Plan”) as an incentive to increase long-term stockholder value. Our equity program is broad-based in that all employees, where legally allowed, are eligible to receive stock grants. The purposes of the 2010 Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability will depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. We believe that equity awards should be a key part of employee compensation, that equity awards promote employee attention to the importance of running the business with a focus on drivers of stockholder value, and that equity awards enable us to compete effectively for the best talent in the real estate industry.

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount the Company may deduct in any one year for compensation paid to certain of the Company’s executive officers. If certain conditions are met, “performance based compensation” (as defined in Section 162(m) of the Internal Revenue Code) may be excluded from this limitation. Awards made pursuant to the 2010 Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m) of the Internal Revenue Code. One condition that must be satisfied in order for awards to qualify for this exception is that the stockholders must approve the materials terms of the 2010 Plan. Therefore, the Board of Directors is asking stockholders to approve the material terms of the 2010 Plan, which include: (x) the employees eligible to receive awards under the 2010 Plan, (y) a description of the business criteria on which the performance goals under the 2010 Plan are based, and (z) the maximum compensation that can be paid to an employee under the performance goals during any specified period (individual award limits).

The Board of Directors is also asking stockholders to approve an amendment to the 2010 Plan to (i) increase the number of shares reserved for issuance under the 2010 Plan by 4,000,000 shares, (ii) remove the reduction ratio, pursuant to which the grant of each stock award under the 2010 Plan reduces the number of shares available for issuance by two and (iii) make certain other changes to the 2010 Plan. In its determination to approve the requested share increase amount and the removal of the reduction ratio, the Board of Directors considered: (1) projected future equity needs based on past equity grant practices and (2) our objective to manage our burn rate so that we stay within our Board-established burn rate limit and guidelines published by a major stockholder advisory group.

At present, we are authorized to grant equity-based awards under the 2010 Plan for up to 2,500,000 shares of common stock. As of March 12, 2014, we had granted shares of restricted stock to approximately 42 employees, consultants, and directors. We thus far have not granted any stock options, stock appreciation rights, restricted stock units, performance shares or performance units under the 2010 Plan. As of March 12, 2014, we had granted 1,104,068 shares of restricted stock, which as a result of the reduction ratio in the 2010 Plan, has reduced the number of shares available for issuance by 2,208,136. As a result, as of March 12, 2014, there were 291,864 remaining shares of common stock available for future awards under the 2010 Plan, which without the removal of the reduction ratio will allow us to issue 145,932 full-value awards (i.e., restricted stock awards or stock awards) under the 2010 Plan.

Based on our current compensation policies, the compensation committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the 2010 Plan in order to enable us to continue to achieve our compensation objectives. Therefore, as contemplated in the amendment, the maximum number of shares of common stock for which the Company may grant awards under the 2010 Plan will be increased by 4,000,000 shares. The additional shares constitute approximately 6.2% of the 64,491,814 shares of common stock that were outstanding on March 11, 2014. The additional 4,000,000 shares, together with the existing 291,864 shares reserved for issuance under the 2010 Plan as of March 12, 2014 and the removal of the reduction ratio, are expected to provide us with a sufficient number of available shares of common stock to make awards under the 2010 Plan until 2018.

A summary of the 2010 Plan, including the material terms of the 2010 Plan, is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2010 Plan, a copy of which is attached as Appendix A to this proxy statement. Approval of this Proposal 4 will constitute approval of the material terms of, and the amendment to, the 2010 Plan.

Description of the Amended and Restated Equity Incentive Compensation Plan

A description of the provisions of the Amended and Restated Equity Incentive Compensation Plan, as amended, is set forth below. This summary is qualified in its entirety by the detailed provisions of the Amended and Restated Equity Incentive Compensation Plan, as amended, a copy of which is attached as Appendix A to this proxy statement.

Purpose.  The purposes of the Amended and Restated Equity Incentive Compensation Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability will depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance.

Eligibility.  The Amended and Restated Equity Incentive Compensation Plan permits the grant of incentive awards to our officers, employees and non-employee directors, and the officers and employees of our affiliates, as determined by the compensation committee of our Board of Directors.

Aggregate Shares.  Subject to adjustment as provided in the Amended and Restated Equity Incentive Compensation Plan, the aggregate number of shares of common stock reserved for issuance pursuant to awards granted under the Amended and Restated Equity Incentive Compensation Plan is 2,500,000.

Individual Award Limitations.  The maximum number of shares of stock subject to options and stock appreciation rights (“SARs”) that may be granted under the Amended and Restated Equity Incentive Compensation Plan in a calendar year to any person is 250,000 shares, and the maximum number of shares of stock subject to other types of awards payable in shares of stock that may be granted under the Amended and Restated Equity Incentive Compensation Plan in a calendar year to any person is 250,000 shares. The maximum amount that may be paid as a cash-settled performance award under the Amended and Restated Equity Incentive Compensation Plan in a calendar year to any person is $2,500,000.

Administration.  The Amended and Restated Equity Incentive Compensation Plan is administered by our compensation committee, which interprets the plan and has broad discretion to select the eligible persons to whom awards are granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards. The compensation committee may establish, adopt or revise any rules and regulations as it may deem advisable to administer the Amended and Restated Equity Incentive Compensation Plan. The Board of Directors may at any time administer the Amended and Restated Equity Incentive Compensation Plan. If it does so, it will have all the powers of the compensation committee.

Permissible Awards.  The Amended and Restated Equity Incentive Compensation Plan allows us to grant the following types of awards:

•	options to purchase shares of common stock (non-qualified and incentive stock options);
•	stock appreciation rights, or SARs;
•	restricted stock and restricted stock units;
•	performance shares and performance units;
•	dividend equivalents;
•	restricted OP units; and
•	other stock-based awards.

Minimum Vesting Requirements.  Any award (other than an option) granted under the Amended and Restated Equity Incentive Compensation Plan which is settled by the issuance of stock is either (i) subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) granted solely in lieu of cash compensation.

Stock Options.  The compensation committee is authorized to grant incentive stock options or non-qualified stock options under the Amended and Restated Equity Incentive Compensation Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years.

Stock Appreciation Rights.  The compensation committee may also grant SARs. These provide the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the SAR as determined by the compensation committee, which will not be less than the fair market value of one share of common stock on the grant date. SARs may be payable in cash or shares of common stock or a combination thereof. No SAR may be exercised more than 10 years from the grant date.

Restricted Stock Awards.  The compensation committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the compensation committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Restricted Stock Units.  The compensation committee may make awards of restricted stock units to non-employee directors, which will be subject to such restrictions on transferability and other restrictions as the compensation committee may impose. Grants of restricted stock units shall be fully vested and shall be settled on the earlier of (i) a change in control (as defined in the plan) or (ii) the six month anniversary of the date on which the participant ceases to serve as a director. Upon lapse of such restrictions, shares of common stock or cash may be issued to the participant in settlement of the restricted stock units.

Performance Awards.  The compensation committee may grant performance awards that are designated in cash or in shares of common stock. The compensation committee has the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents.  The compensation committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the compensation committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of common stock subject to an award, as determined by the compensation committee.

Restricted OP Units.  The compensation committee may grant awards of restricted OP units in our operating partnership to participants, which will be subject to such restrictions on transferability and other restrictions as the compensation committee may impose (including, without limitation, limitations on the right to vote restricted OP units or the right to receive dividends, if any, on the restricted OP units). Upon lapse of such restrictions, such OP units are convertible into shares of common stock.

Other Stock-Based Awards.  The compensation committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock as deemed by the compensation committee to be consistent with the purposes of the Amended and Restated Equity Incentive Compensation Plan, including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries. The compensation committee will determine the terms and conditions of any such awards, subject to the minimum vesting requirements discussed above.

Performance Goals.  Options and SARs granted under the Amended and Restated Equity Incentive Compensation Plan are intended to qualify as performance-based awards that are fully deductible by our company without regard to the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code. The compensation committee may designate any other award under the Amended and Restated Equity Incentive Compensation Plan (such as, for example, a cash incentive bonus or restricted stock award) as intended to be a qualified performance-based award that is fully deductible without regard to the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code. If an award is so designated, the compensation committee must establish objectively determinable performance goals for the award based on one or more performance criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, region, department or function within our company or an affiliate. Performance criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially created index of company competitors or peers. Performance criteria need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance criteria for qualified performance-based awards will be limited to specified levels or increases in: earnings (including, but not limited to, earnings per share or other corporate measures); profit (including, but not limited to, net profit, gross profit, operating profit, economic profit or other profit measures); net income; revenue; stock price or performance; stockholder return; return measures (including, but not limited to, return on assets, capital, equity or revenue); funds from operations; EBITDA (earnings before interest, taxes, depreciation and amortization) (including, but not limited to, cash flow measures); market share; expenses (including, but not limited to, expense management, expense efficiency ratios or other expenses measures); business expansions or consolidation (including, but not limited to, acquisitions and divestitures); internal rate of return; and planning accuracy (as measured by comparing planned results to actual results).

For a qualified performance-based award, the compensation committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the compensation committee may not increase any award or, except in the case of certain qualified terminations of employment or upon the occurrence of a “change in control” of our company (as such term is defined in the Amended and Restated Equity Incentive Compensation Plan), waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the compensation committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.  No award is assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the compensation committee may (but need not) permit other transfers where the compensation committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable. No award may be transferred for value. A participant may, in the manner determined by the compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.  Unless otherwise provided in an award agreement, if a participant is terminated without “cause” (as such term is defined in the Amended and Restated Equity Incentive Compensation Plan) within 24 months after a “change in control” of our company (as such term is defined in the Amended and Restated Equity Incentive Compensation Plan), all of such participant’s outstanding options and SARs will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. In certain cases, the compensation committee also may (but need not) waive the achievement of performance goals under the participant’s Internal Revenue Code Section 162(m) performance-based awards. The compensation committee may accelerate awards for any other reason, subject to the restrictions on qualified performance-based awards discussed above, and may discriminate among participants or among awards in exercising such discretion. If an award is accelerated, as described in this paragraph, the compensation committee may, in its sole discretion, provide (i) that the award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the award will be settled in cash rather than stock, (iii) that the award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, (iv) that the award may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying stock over the exercise price of the award, or (v) any combination for the foregoing. The compensation committee’s determination need not be uniform and may be different for different participants in exercising such discretion.

Termination of Employment.  Unless otherwise provided in an award agreement, all awards that are unvested or vested and unexercised shall automatically be forfeited if a participant’s employment is terminated for “cause” (as such term is defined in the Amended and Restated Equity Incentive Compensation Plan). An option or SAR that is not vested on the date of a participant’s termination of employment shall lapse. For options and SARs that are vested on the date of a participant’s termination of employment, other than a termination by reason of death, “disability” (as such term is defined in the Amended and Restated Equity Incentive Compensation Plan) or retirement at or after age 65, the period for exercising the option or SAR shall end 90 days after the termination date, and any unexercised options or SARs shall lapse at the end of such 90 day period. If a participant terminates employment on account of disability, the exercise period for options and SARs that are vested on the date of such termination of employment shall end one year after such termination, and any unexercised options or SARs shall lapse at the end of such one-year period. If a participant terminates employment on account of death or dies during the applicable ninety-day or one-year period described above, the exercise period for options and SARs that are vested on the date of the participant’s termination of employment shall end one year after the date of the participant’s death, and any unexercised options or SARs shall lapse at the end of such one-year period. If a participant terminates employment by reason of retirement at or after age 65, the exercise period for options and SARs that are vested on the date of such termination of employment shall be the original term of the option or SAR. In no case may the exercise period of an option or SAR extend beyond the original expiration date of the award, as specified at the time of grant.

In the case of restricted stock as to which the restrictions have not lapsed or any performance shares or performance units that have not been fully earned, the awards will be forfeited upon a termination of employment other than on account of death, disability or retirement at or after age 65, unless the compensation committee determines otherwise. Such awards shall become immediately vested and earned as of a participant’s termination of employment on account of death or disability. For terminations on account of retirement at or after age 65, a portion of any such awards shall become vested and earned equal to the number of shares of restricted stock that were granted as of the grant date times the ratio of (i) the number of full months that have elapsed from the grant date to the retirement date, to (ii) the number of full months contained in the original term of the award, unless the compensation committee determines otherwise.

Adjustments.  In the event of a stock-split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the Amended and Restated Equity Incentive Compensation Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. In the event the common stock will be changed into or exchanged for a different number or class of shares of stock or securities of our company or of another corporation, the authorization limits under the Amended and Restated Equity Incentive Compensation Plan will automatically be adjusted proportionately, and there will be substituted for each such share of common stock, the number or class of shares into which each outstanding share of common stock will be so exchanged, all without any change in the aggregate purchase price.

Termination and Amendment.  The Board of Directors or the compensation committee may, at any time and from time to time, terminate or amend the Amended and Restated Equity Incentive Compensation Plan without stockholder approval; but if an amendment to the Amended and Restated Equity Incentive Compensation Plan would, in the reasonable opinion of the board or the compensation committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the Amended and Restated Equity Incentive Compensation Plan, expand the types of awards, materially modify the requirements for eligibility, materially expand the term of the Amended and Restated Equity Incentive Compensation Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the board or the compensation committee may condition any amendment on the approval of the stockholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Amended and Restated Equity Incentive Compensation Plan may adversely affect any award previously granted under the Amended and Restated Equity Incentive Compensation Plan without the written consent of the participant. The compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the Amended and Restated Equity Incentive Compensation Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended. The compensation committee has the full power and authority to cancel an outstanding award if a participant, while employed by the company or a subsidiary of the company or within the one-year period after the participant’s termination of employment, engages in any activity which is in direct competition with the company or solicits other employees or customers of the company or its subsidiaries in a competitive business venture.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an incentive stock option over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes. Any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If the grantee does not satisfy the holding period requirement discussed above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price. The excess of the amount realized on such disposition over the fair market value of the common stock at the time the option was exercised, if any, will be capital gain. If the amount realized on such disposition is less than the exercise price paid, the grantee will generally not recognize any ordinary income from such disposition and instead will recognize a capital loss. We will generally be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and with certain reporting requirements.

Non-Qualified Options.  The grant of a non-qualified option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. This amount of income will be subject to income tax withholding and FICA and FUTA taxes (“employment taxes”). Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. This amount of income will be subject to income tax withholding and employment taxes. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. This amount of income will be subject to income tax withholding and employment taxes. Any dividends paid while the common stock is subject to restrictions will be treated as compensation income to the grantee and subject to withholding and employment taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the Amended and Restated Equity Incentive Compensation Plan. Upon vesting of the stock units, the fair market value of the shares covered by the units will be subject to employment taxes. In addition, a grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date (and this amount will generally be subject to income tax withholding on the payment date). If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalents.  Participants who receive dividend equivalents will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. This amount of income will be subject to income tax withholding and employment taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the Amended and Restated Equity Incentive Compensation Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. This amount of income will be subject to income tax withholding and employment taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted OP Units.  There are no tax consequences of receiving an award of restricted OP units under the plan at the date of grant or, if not vested at the date of grant, on vesting. Taxable income of the partnership allocable to the restricted OP units prior to vesting is taxed as compensation income subject to withholding taxes unless the grantee has made a timely Section 83(b) election.

To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

New Plan Benefits

The following table and accompanying notes show the amounts that were awarded to the Company’s named executive officers, all current executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, for 2013 under the Amended and Restated Equity Incentive Compensation Plan. These amounts represent the amounts that would have been awarded for 2013 under the Amended and Restated Equity Incentive Compensation Plan, as amended, had the amended plan been in effect. Amounts to be awarded to employees in 2014 under the Amended and Restated Equity Incentive Compensation Plan, as amended, are not currently determinable, though the Company intends to make awards to employees under the plan consistent with its existing compensation practices. The table also shows the amounts expected to be awarded in 2014 to all non-employee directors as a group under the Amended and Restated Equity Incentive Compensation Plan, as amended.

Amended and Restated Equity Incentive Compensation Plan

Name and Principal Position	Dollar Value(1)(2) ($)	Number of Shares of Stock and OP Units (#)
Ted W. Rollins Chairman of the Board and Chief Executive Officer	$1,909,084	152,199
Donald L. Bobbitt, Jr. Executive Vice President, Chief Financial Officer and Secretary	588,219	45,134
Robert Dann Executive Vice President, Chief Operating Officer	339,431	26,034
Michael S. Hartnett Vice-Chairman, Special Projects	1,343,284	111,199
Brian L. Sharpe Executive Vice President, Chief Facilities and Construction Officer	278,789	21,014
Executive Group	4,458,807	355,580
Non-Executive Director Group	431,830	35,000
Non-Executive Officer Employee Group	1,300,903	98,486

(1)	The amounts in this column reflect the grant date fair value of stock awards granted during the year ended December 31, 2013, in accordance with FASB ASC Topic 718. The grant date fair value for the 2013 restricted stock awards is calculated by multiplying the closing price of our common stock on the NYSE on the date of grant by the number of shares in the restricted stock award.
(2)	Consists of the dollar value of Contractually-Required Restricted Stock Awards, Performance-Based Restricted Stock Awards and Time-Based Restricted Stock Awards as set forth below.

Name	Contractually- Required Restricted Stock Awards(a)	Performance-Based Restricted Stock Awards	Time-Based Restricted Stock Awards	Total Dollar Value
Ted W. Rollins	$1,196,862	$565,800	$146,422	$1,909,084
Donald L. Bobbitt, Jr.	125,270	345,000	117,949	588,219
Robert Dann	—	200,100	139,331	339,431
Michael S. Hartnett	1,196,862	—	146,422	1,343,284
Brian L. Sharpe	—	200,100	78,689	278,789

(a)	Pursuant to employment agreements executed as a result of our formation transactions in 2010.

See “Executive Officer Compensation — Components and Criteria of Executive Compensation — Annual Incentive Compensation Program — Discretionary Equity Awards” and “Executive Officer Compensation — Components and Criteria of Executive Compensation — Contractually-Required Restricted Stock Awards” above for a discussion of these awards.

The Board of Directors unanimously recommends a vote FOR the approval of the material terms of the Amended and Restated Equity Incentive Compensation Plan and the amendment to the Amended and Restated Equity Incentive Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock and OP units for (i) each stockholder of our company that is known to us to be the beneficial owner of 5% or more of our common stock based upon filings made with the SEC, (ii) directors and named executive officers and (iii) all directors and named executive officers as a group as of the record date, February 27, 2014. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person and none of the executive officers or directors has pledged his shares of common stock as collateral. Furthermore, unless otherwise indicated, the business address for each of the identified stockholders is 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211.

Name of Beneficial Owner	Number of Shares of Common Stock and OP Units Beneficially Owned(1)	Percent of All Shares of Common Stock and OP Units(2)
Ted W. Rollins(3)	338,837	*
Michael S. Hartnett(3)(4)	310,036	*
Lauro Gonzalez-Moreno	7,000	*
Richard S. Kahlbaugh	21,237	*
James W. McCaughan(5)	–	–
Denis McGlynn	23,334	*
William G. Popeo	23,534	*
Daniel L. Simmons(6)	24,144	*
Donald L. Bobbitt, Jr.	88,932	*
Robert Dann	55,913	*
Brian L. Sharpe	38,618	*
All directors and executive officers as a group (10 persons)	931,585	1.4%
The Vanguard Group, Inc. — 23-1945930(7)	6,527,567	10.1%
Wellington Management Company, LLP(8)	5,028,052	7.7%
BlackRock, Inc.(9)	4,815,497	7.4%
Vanguard Specialized Funds — Vanguard REIT Index Fund — 23-2834924(10)	4,366,075	6.7%
Artisan Partners Limited Partnership(11)	4,318,547	6.7%
Wells Fargo & Company(12)	3,529,520	5.4%

*	Represents ownership of less than 1.0% of the number of shares of common stock outstanding on a fully diluted basis.
(1)	In accordance with SEC rules, each listed person’s beneficial ownership includes: (1) all shares the investor actually owns beneficially or of record; (2) all shares over which the investor has or shares voting or dispositive control; and (3) all shares the investor has the right to acquire within 60 days.
(2)	Based on 64,491,814 shares of our common stock and 434,093 OP units outstanding as of February 27, 2013.
(3)	Includes the shares of common stock that may be issued in exchange for OP units held by MXT Capital, which have been assigned to Mr. Rollins and Mr. Hartnett. MXT Capital is wholly-owned and controlled by Mr. Rollins and Mr. Hartnett, and certain members of their families. Pursuant to an agreement among the members of MXT Capital, the 232,593 shares of common stock that may be issued in exchange for 232,593 OP units held by MXT Capital have been assigned to Mr. Rollins and Mr. Hartnett. Mr. Rollins has been assigned 176,982 OP units, which may be exchanged for 176,982 shares of common stock, and Mr. Hartnett has been assigned 55,611 OP units, which may be exchanged for 55,611 shares of common stock.
(4)	Includes 150,000 OP units granted upon completion of our initial public offering.
(5)	Director nominee

(6)	Includes 3,000 shares of common stock held in trusts for the benefit of his family members. Mr. Simmons disclaims beneficial ownership of the 3,000 shares of common stock held in the trusts.
(7)	This information and the information in this footnote was obtained from a Schedule 13G/A filed with the SEC on February 10, 2014. The business address for this stockholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment advisor, is deemed to have sole power to vote or to direct the vote with respect to 175,355 shares of common stock, sole power to dispose or direct the disposition with respect to 6,436,612 shares of common stock and shared power to dispose or direct the disposition with respect to 90,955 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 90,955 shares of common stock or less than one percent of the shares of common stock outstanding as a result of its serving as investment manager of collective trust accounts. Vanguard Fiduciary Trust Company directs the voting of these shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 84,400 shares of common stock or less than one percent of the shares of common stock outstanding as a result of its serving as investment manager of collective trust accounts. Vanguard Fiduciary Trust Company directs the voting of these shares.
(8)	This information and the information in this footnote was obtained from a Schedule 13G/A filed with the SEC on February 14, 2014. The business address for this stockholder is 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Company, LLP, in its capacity as an investment advisor, is deemed to have shared power to vote or to direct the vote with respect to 3,760,840 shares of common stock and shared power to dispose or direct the disposition with respect to 5,028,052 shares of common stock.
(9)	This information and the information in this footnote was obtained from a Schedule 13G/A filed with the SEC on January 28, 2014. The business address for this stockholder is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. is deemed to have sole power to vote or to direct the vote with respect to 4,585,332 shares of common stock and the sole power to dispose or direct the disposition with respect to 4,815,497 shares of common stock.
(10)	This information and the information in this footnote was obtained from a Schedule 13G/A filed with the SEC on February 4, 2014. The business address for this stockholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard Specialized Funds—Vanguard REIT Index Fund, in its capacity as an investment company, is deemed to have sole power to vote or to direct the vote with respect to 4,366,075 shares of common stock.
(11)	This information and the information in this footnote was obtained from a Schedule 13G filed with the SEC on January 30, 2014 by Artisan Partners Limited Partnership (“APLP”), an investment advisor registered under section 203 of the Investment Advisors Act of 1940; Artisan Investments GP LLC (“Artisan Investments”), the general partner of APLP; Artisan Partners Holdings LP (“Artisan Holdings”), the sole limited partner of APLP and the sole member of Artisan Investments; Artisan Partners Asset Management, Inc. (“APAM”), the general partner of Artisan Holdings; Artisan Investment Corporation (“AIC”), the control person of APAM; ZFIC, Inc. (“ZFIC”), the sole stockholder of AIC; and Andrew A. Ziegler and Carlene M. Ziegler, the principal stockholders of ZFIC; which reported shared voting power of 3,954,522 and shared dispositive power of 4,318,547. The business address for these stockholders is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.
(12)	This information and the information in this footnote was obtained from a Schedule 13G filed with the SEC on February 27, 2014. The business address for this stockholder is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo & Company, in its capacity as a parent holding company of Peregrine Capital Management, Inc., Wells Capital Management Incorporated, Wells Fargo Bank, National Association, Wells Fargo Funds Management, LLC, Wells Fargo Advisors Financial Network, LLC and Wells Fargo Advisors, LLC, is deemed to have sole power to vote or to direct the vote with respect to 1 share of common stock, shared power to vote or to direct the vote with respect to 3,023,523 shares of common stock, sole power to dispose or direct the disposition with respect to 1 share of common stock and shared power to dispose or direct the disposition with respect to 3,274,719 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms that they file. Based on our review of the copies of such forms filed on behalf of our executive officers and directors and written representations from such reporting persons, we believe that all of our executive officers and directors complied with the Section 16 filing requirements applicable to them with respect to all transactions during the fiscal year ended December 31, 2013, with two exceptions. In 2013, we inadvertently filed late a Form 4 on behalf of Robert Dann, our Chief Operating Officer, covering a disposition of stock to satisfy tax obligations in connection with the vesting of restricted stock. In addition, in 2013, we inadvertently filed late a Form 4 on behalf of N. Anthony Coles, a former director, covering the disposition of stock as a result of Dr. Coles forfeiting unvested shares of restricted stock upon his ceasing to be a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leased Aircraft

We lease aircraft from two entities in which Ted W. Rollins, our chairman and chief executive officer, and Michael S. Hartnett, our vice chairman of special projects, have indirect minority interests. Our payments under the leases are structured to equal our pro rata carrying and operating costs of the aircraft based on our actual usage. As such, it is not expected that the lessors of the aircraft will receive any material profit from the lease payments. For the year ended December 31, 2013, we paid approximately $200,000 under these leases.

Tax Protection Agreement

In connection with our formation transactions and initial public offering, MXT Capital entered into a tax protection agreement with us. Pursuant to the tax protection agreement, we agreed to maintain a minimum level of indebtedness of $56.0 million throughout the 10-year tax protection period in order to allow a sufficient amount of debt to be allocable to MXT Capital to avoid certain adverse tax consequences. If we fail to maintain such minimum indebtedness throughout the 10-year tax protection period, we will be required to make indemnifying payments to MXT Capital, in an amount equal to the federal, state and local taxes, if any, imposed on its members as a result of any income or gain recognized by them by reason of such failure. The amount of such taxes will be computed based on the highest applicable federal, state and local marginal tax rates, as well as any “grossed up” taxes imposed on such payments. This requirement may restrict our ability to reduce leverage when we otherwise might wish to do so and generally reduce our flexibility in managing our capital structure.

Registration Rights Agreement

We entered into a registration rights agreement with MXT Capital pursuant to which we agreed, among other things, to register the resale of any common stock that may be exchanged for the OP units issued in our formation transactions. We also granted the holders of OP units the right to include such common stock in any registration statements we may file in connection with any future public offerings, subject to the terms of the certain lock-up agreements and subject to the right of the underwriters of those offerings to reduce the total number of such shares of common stock to be sold by selling stockholders in those offerings.

Information Technology Services and Marketing and Referral/Administration Agreements

We were party to an agreement with Fortegra pursuant to which Fortegra provided us with information technology services. The services are for the purpose of providing us with better data entry capabilities and data warehouse improvements. The agreement had an indefinite duration and provided for a total price of approximately $350,000 for the work to be performed by Fortegra (of which approximately $250,000 was paid as of December 31, 2013, and the remaining approximately $100,000 was paid in February 2014). There are no additional amounts outstanding under the terms of the agreement. We are also party to an agreement with a subsidiary of Fortegra pursuant to which we offer our tenants a program of insurance services and products distributed or administered by the subsidiary. Pursuant to the agreement, we received an upfront payment of $100,000 and will receive fees for each person we refer who enrolls in the program. The subsidiary receives monthly fees with respect to each tenant referred by us during the tenant’s enrollment in the program, which amounted to approximately $900,000 for the year ended December 31, 2013. The agreement has an initial term of five years. Richard S. Kahlbaugh, one of our directors, is the chairman, chief executive officer and president of Fortegra and owns shares in Fortegra. Mr. Kahlbaugh has no interest in our commercial arrangements with Fortegra, except his indirect interest as an officer, director and shareholder of Fortegra.

Review and Approval of Future Transactions with Related Persons

Our Board of Directors has adopted a policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. The policy provides that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (i) the amount involved may be expected to exceed $120,000 in any fiscal year, (ii) we will be a participant and (iii) a related person has a direct or indirect material interest. A related person will be defined as an executive officer, director or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2015 Annual Meeting of Stockholders must be received by the corporate secretary of the company no later than November 12, 2014 in order to be considered for inclusion in our proxy statement relating to the 2015 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Our bylaws currently provide that in order for a proposal of a stockholder to be presented at our 2015 Annual Meeting of Stockholders, other than a stockholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on October 13, 2014 and on or before November 12, 2014. If the 2015 Annual Meeting of Stockholders is scheduled to take place before March 22, 2015 or after May 21, 2015, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the 120th day prior to the 2015 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2015 Annual Meeting of Stockholders is first made public by our company. Any such proposal should be mailed to: Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, North Carolina, 28211, Attention: Corporate Secretary. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

By Order of the Board of Directors

DONALD L. BOBBITT, JR.
Executive Vice President, Chief Financial
Officer and Secretary

Charlotte, North Carolina
March 12, 2014

APPENDIX A

CAMPUS CREST COMMUNITIES, INC.

AMENDED AND RESTATED
EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1. GENERAL.  The purpose of the Campus Crest Communities, Inc. Amended and Restated Equity Incentive Compensation Plan (the “Plan”) is to promote the success, and enhance the value, of Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and its subsidiaries, by linking the personal interests of their employees, officers and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company by increasing its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees.

ARTICLE 2
EFFECTIVE DATE

2.1. EFFECTIVE DATE.  The Plan shall be effective as of the date upon which it shall be approved by the stockholders of the Company (the “Effective Date”). The Plan shall be submitted to the stockholders of the Company for approval within 6 months of the approval thereof by the Board.

ARTICLE 3
DEFINITIONS

3.1. DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any grant or award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalents, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means an agreement, contract, other instrument or document or other evidence approved by the Board evidencing an Award. An Award Agreement may be in an electronic medium, may be solely evidenced by a notation on the Company’s books and records, and need not be signed by a representative of the Company or a Participant. An Award Agreement may be in the form of individual award agreements or certificates or a document describing the terms and provisions of an Award or series of Awards under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Participant and the Company, provided, however that if there is no such change in control agreement, it shall mean any of the following events:

(i) the acquisition at any time by a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act (as defined herein)) who or which are the beneficial owners (as defined in Rule 13(d)-3 under the 1934 Act), directly or indirectly, of securities representing more than thirty-five percent (35%) of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company, unless the acquisition of securities resulting in such ownership by such person or group had been approved by the Board of Directors of the Company;

(ii) within any twelve-month period (beginning on or after the Effective Date) the date a majority of members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election; or

(iii) within any twelve-month period (beginning on or after the Effective Date) the acquisition by any one person, or more than one person acting as a group, of the assets of the Company that have a total gross fair market value of eighty-five percent (85%) or more of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions; provided that such person or persons is not an entity controlled by the Company or the stockholders of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means Campus Crest Communities, Inc., a Maryland corporation, or any successor corporation.

(h) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3) or the regulations thereunder.

(i) “Disability” means a physical or mental condition which is expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which renders the Participant incapable of performing the work for which he is employed or similar work, as evidenced by eligibility for and actual receipt of benefits payable under a group Equity disability plan or policy maintained by the Company or any of its Subsidiaries that is by its terms applicable to the Participant; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Participant’s employment, Disability shall mean the inability of such Participant to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(j) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(k) “Effective Date” has the meaning assigned such term in Section 2.1.

(l) “Full Value Award” means an Award other than in the form of an Option which is settled by the issuance of stock.

(m) “Fair Market Value” means, as of any given date, the closing price at which the shares of common stock were traded (or if no transactions were reported on such date on the next preceding date on which transactions were reported) on the New York Stock Exchange on such date, or, if different, the principal exchange on which such stock is traded.

(n) “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(o) “Incentive Stock Option” means an option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

(p) “Non-Employee Director” means a director of the Company who is not an employee of the Company or an affiliate.

(q) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(r) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option under the Plan shall be a Non-Qualified Stock Option or an Incentive Stock Option.

(s) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, which relates to or is valued by reference to Stock or other Awards relating to Stock.

(t) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(u) “Participant” means a person who, as an employee, officer or director of the Company or any Subsidiary, has been granted an Award under the Plan.

(v) “Performance Criteria” means accepted objective financial criteria in the Company’s businesses.

(w) “Performance Objectives” means the performance goals or objectives, if any, established pursuant to this Plan for Participants who have been granted Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, region, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created index of Company competitors or peers. Any competitor or peer in a specially-created index ceases to exist during a Plan Year shall be disregarded for the entire Plan Year. Performance Objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance Objectives may be based on any Performance Criteria, provided that any Performance Criteria applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the (1) earnings (including, but not limited to, earnings per share or other corporate measures); (2) profit (including, but not limited to, net profit, gross profit, operating profit, economic profit, profit margins or other profit measures); (3) net income; (4) revenue; (5) stock price or performance; (6) stockholder return; (7) return measures (including, but not limited to, return on assets, capital, equity or revenue); (8) funds from operations (“FFO”); (9) EBITDA (including, but not limited to, cash flow measures); (10) market share; (11) expenses (including, but not limited to, expense management, expense efficiency ratios or other expense measures); (12) business expansions or consolidation (including but not limited to, acquisitions and divestitures); (13) internal rate of return; and (14) planning accuracy (as measured by comparing planned results to actual results). Except in the case of a Qualified Performance-Based Award (unless and to the extent permitted under Code Section 162(m)), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances unrelated to the performance of the Participant render the Performance Objectives unsuitable (including, but not limited to, asset write-downs or impairment charges, litigation or claim judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, foreign exchange gains and losses, or any other identifiable event of a nonrecurring or extraordinary nature), the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(x) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Stock awarded pursuant to Article 9.

(y) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Article 9.

(z) “Plan” means the Campus Crest Communities, Inc. Amended and Restated Equity Incentive Compensation Plan, as amended from time to time.

(aa) “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to qualify for the Section 162(m) Exemption. The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

(bb) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(cc) “Restricted Stock Unit” or “RSU” means a bookkeeping entry that records a unit equivalent to one share of Stock awarded pursuant to Article 12.

(dd) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ee) “Specified Employee” means a specified employee as defined in Code Section 409A or applicable proposed or final regulations thereunder.

(ff) “Stock” means the $0.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(gg) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(hh) “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest.

(ii) “Ten Percent Stockholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, a Parent or any Subsidiary. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

(jj) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(kk) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION

4.1. COMMITTEE.  The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of three or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2. ACTION BY THE COMMITTEE.  For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants.

4.3. AUTHORITY OF COMMITTEE.  The Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant and which may be in the form of a document evidencing multiple Awards to one or more Participants;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required or authorized under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Agreement as provided herein; and

(k) Adopt such modification, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or a Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, authorize an officer of the Company to (i) designate officers, employees or directors of the Company or any of its Subsidiaries to be recipients of Awards under the Plan, and (ii) determine the number of such Awards to be received by any such Participants; provided however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible Participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4. DECISIONS BINDING.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

4.5. AWARD AGREEMENTS.  Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. Award Agreements may be maintained and executed in electronic format.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 6,500,000 shares. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

5.2. SHARE COUNTING.

(a) From and after the Effective Date, the following shall not reduce the number of authorized shares of Stock available for issuance under this Plan:

(1) Common Stock reserved for issuance upon exercise or settlement, as applicable, of Awards granted under the Plan to the extent the Awards expire or are canceled or surrendered;

(2) Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited under Section 15.9 or is otherwise surrendered to the Company before the restricted period expires; and

(3) Awards, to the extent the payment is actually made in cash.

(b) From and after the Effective Date, the following shares of Stock shall not become available for issuance under the Plan:

(1) Shares tendered by Participants as full or partial payment to the Company upon exercise of an Option granted under this Plan;

(2) Shares reserved for issuance upon grant of SARs or RSUs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs or RSUs; and

(3) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or RSUs or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

(c) Substitute Awards granted pursuant to Section 15.10 of the Plan shall not count against the shares of Stock otherwise available for issuance under the Plan under Section 5.1.

(d) A Stock Appreciation Right issued under an Award shall be counted as the equivalent of an Option for purposes of counting against the shares of Stock available for issuance under the Plan pursuant to Section 5.1.

5.3. STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. MINIMUM VESTING REQUIREMENTS.  Full-Value Awards granted under the Plan to an employee shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on Performance Objectives, or (ii) be granted solely in lieu of cash compensation.

ARTICLE 6
AWARD ELIGIBILITY AND LIMITATIONS

6.1. ELIGIBILITY.  Awards may be granted only to individuals who are employees, officers or directors of the Company or employees or officers of a Parent or Subsidiary.

6.2. LIMITATION ON SHARES OF STOCK SUBJECT TO AWARDS AND CASH AWARDS.

(a) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is two hundred fifty thousand (250,000) shares.

(b) The maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is two hundred fifty thousand (250,000) shares.

(c) The maximum amount that may be paid under the Plan as a cash-settled Performance Share or Performance Unit in a calendar year to any person eligible for an Award under Section 6 is two million five hundred thousand dollars ($2,500,000).

The preceding limitations in this Section 6 are subject to adjustment as provided in Section 16.1.

ARTICLE 7
STOCK OPTIONS

7.1. GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.  An Option’s exercise price shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 15.10) shall not be less than the Fair Market Value as of the Grant Date. Notwithstanding the foregoing, in the event that a Participant is a Ten Percent Stockholder, the exercise price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value as of the Grant Date. The Option’s exercise price shall not be reduced, directly or indirectly, without the prior approval by the Company’s stockholders.

(b) TIME AND CONDITIONS OF EXERCISE.  The Award Agreement shall specify the time or times at which an Option may be exercised in whole or in part. The Award Agreement shall specify the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c) LAPSE OF OPTION.  The Option shall lapse ten years after it is granted, unless an earlier option expiration date is set forth in the Award Agreement, and unless an earlier lapse occurs under Section 15.9; provided, that in event the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option shall lapse five years after it is granted. The original term of an Option may not be extended without the prior approval of the Company’s stockholders.

(d) PAYMENT.  The Award Agreement shall specify the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements) and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(e) EVIDENCE OF GRANT.  All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-Qualified Stock Options.

(f) LIMITATIONS ON INCENTIVE STOCK OPTIONS.  An Option shall constitute an Incentive Stock Option only (a) if the Participant who is granted such Option is an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Section 422 of the Code, this limitation shall be applied by taking Options into account in the order in which they were granted.

(g) NOTICE OF DISQUALIFYING DISPOSITION.  If any Participant shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1. GRANT OF SARs.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Grant Date.

(b) OTHER TERMS.  All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

(c) FREESTANDING STOCK APPRECIATION RIGHTS.  A Stock Appreciation Right which is not granted in tandem with an Option or a similar right granted under any other plan of the Company shall be subject to the following:

(1) Each grant shall specify in respect of each freestanding Stock Appreciation Right the grant price of the SAR;

(2) Successive grants may be made to the same Participant regardless of whether any freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(3) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of acceleration under Article 15.

(d) Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, shares of Stock or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue shares of Stock or other equity securities in lieu of cash.

(e) Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date. The original term of an SAR may not be extended without the prior approval of the Company’s stockholders.

(f) Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control or other similar transaction or event. For this purpose, a “change in control” shall satisfy the definition of “change in the ownership or effective control of a corporation, or a change in the substantial ownership of the assets of a corporation” set forth in Treasury Regulation Section 1.409A-3(i)(5).

ARTICLE 9
PERFORMANCE SHARES OR PERFORMANCE UNITS

9.1. GRANT OF PERFORMANCE SHARES OR PERFORMANCE UNITS.  The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of shares, or the equivalent cash value if the Committee so provides, if the Performance Objectives established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including shares) as determined by the Committee, if the Performance Objectives in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to any limitations contained in Article 5. All Awards of Performance Shares or Performance Units shall be evidenced by an Award Agreement. The Award Agreement shall specify the number of Performance Shares or Performance Units to which it pertains; provided that such number may be adjusted to reflect changes in compensation or other factors. Further, the Award Agreement shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. An Award of Performance Shares or Performance Units may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

9.2. RIGHT TO PAYMENT.  A grant of Performance Shares or Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares or Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set Performance Objectives and other terms or conditions to payment of the Performance Shares or Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares or Performance Units that will be paid to the Participant.

9.3. PERFORMANCE PERIOD.  The performance period with respect to each Performance Share or Performance Unit shall commence on the date specified in the Award Agreement and may be subject to earlier termination in the event of an acceleration under Article 15.

9.4. THRESHOLD PERFORMANCE OBJECTIVES.  Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5. PAYMENT OF PERFORMANCE SHARES AND PERFORMANCE UNITS.  Awards of Performance Shares or Performance Units may be payable in cash, Stock, or Restricted Stock in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement. For purposes of determining the number of shares of Stock to be used in payment of a Performance Unit denominated in cash but payable in whole or in part in Stock or Restricted Stock, the number of shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a share of Stock on the date of determination by the Committee of the amount of the payment under the Award.

9.6. DIVIDEND EQUIVALENTS.  Any grant of Performance Shares may provide for the payment to the Participant of Dividend Equivalents thereon in cash or additional shares of Stock on a current or contingent basis.

ARTICLE 10
AWARDS OF RESTRICTED STOCK

10.1. GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement setting forth the terms, conditions and restrictions applicable to the Award. Each grant of Restricted Stock shall constitute an immediate transfer of the ownership of Stock to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

10.2. ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions or transferability as the Committee may impose. Such restrictions may include, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock, and provisions subjecting the Restricted Stock to a continuing risk of forfeiture in the hands of any transferee. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Objectives or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3. CONSIDERATION.  Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

10.4. SUBSTANTIAL RISK OF FORFEITURE.  Each grant shall provide that the Restricted Stock covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date. Such grant or sale may be subject to the earlier termination of such risk of forfeiture in the event of an acceleration under Article 15. The period during which Restricted Stock is subject to a “substantial risk of forfeiture” shall not be less than one (1) year.

10.5. DIVIDENDS, VOTING AND OTHER OWNERSHIP RIGHTS.  Unless otherwise provided in an Award Agreement or any special Plan document governing an Award, an Award of Restricted Stock shall entitle the Participant to all of the rights of a stockholder with respect to Restricted Stock (including voting and other ownership rights) throughout the restricted period. Participants may also be entitled to dividends if permissible under the Company’s credit agreements.

10.6. PERFORMANCE-BASED RESTRICTED STOCK.  Any Award or the vesting thereof of Restricted Stock may be predicated on or further conditioned upon the attainment of Performance Objectives established by the Committee and may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

10.7. REINVESTING.  Any grant may require that any or all dividends (if permitted under the Company’s credit agreements) or other distributions paid on the Restricted Stock during the period of such restrictions be automatically sequestered and reinvested in additional shares of Stock, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

10.8. ISSUANCE OF RESTRICTED STOCK.  Restricted Stock issued under the Plan following vesting shall be evidenced in a manner authorized by the Maryland General Corporation Law and may be evidenced in any such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or otherwise must be subject to reasonable precautions intended to prevent unauthorized transfer.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1. GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents to Participants with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee (if permitted under the Company’s credit agreements). Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested. An Award of Dividend Equivalents may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

ARTICLE 12
RESTRICTED STOCK UNITS

12.1. GRANT OF RSUs.  The Committee is authorized to grant RSUs to Participants who are Non-Employee Directors on the following terms and conditions:

(a) VESTING.  Grants of RSUs shall be fully vested and shall be settled on the earlier of (i) a Change in Control or (ii) the six month anniversary of the date on which the Participant ceases to serve on the Board of Directors.

(b) FORM OF PAYMENT.  RSUs shall be paid in Stock or cash as specified in the Award Agreement. The Award Agreement may provide for an election by the Participant as to the form of payment.

(c) DIVIDEND EQUIVALENTS.  Additional RSUs shall be credited to the Participant’s account as of each date (a “Dividend Date”) on which cash dividends or special dividends and distributions are paid with respect to Stock, provided that the record date for such dividend or distribution is prior to the date the Participant’s RSUs become fully vested pursuant to Section 12.1(a) above. The number of additional RSUs to be credited to the Participant’s account as of any Dividend Date shall be equal to the quotient obtained by dividing (i) the product of (A) the number of RSUs credited to such account on the record date for such dividend or distribution and (B) the per share dividend or distribution value payable on such Dividend Date, by (ii) the Fair Market Value of a share of Stock on such Dividend Date.

ARTICLE 13
OTHER STOCK-BASED AWARDS

13.1. GRANT OF OTHER STOCK-BASED AWARDS.  Subject to the requirements of Section 5.4, the Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. Such Awards may include grants of restricted units in Campus Crest Communities Operating Partnership, LP, which grants shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted units or the right to receive dividends, if any, on the restricted units) and which shall be convertible into shares of common stock of the Company upon the lapse of any such restrictions. The Committee shall determine the terms and conditions of such Awards. An Award made pursuant to this Article 13 may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

ARTICLE 14
CODE SECTION 409A PROVISIONS

14.1. DEFERRED COMPENSATION.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” to a Participant would otherwise be payable or distributable under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or on account of the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution made at or on account of termination of employment to a Participant who is a Specified Employee may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service if the payment or distribution is not exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.

Notwithstanding any provision of the Plan to the contrary, no employee of the Company or an affiliate shall be eligible under the Plan for any Award subject to Code Section 409A that is a stock right (as such term is defined in Section 1.409A-1(c)(1)(H) of the Treasury Regulations) if the employee is eligible to receive a distribution of a stock right from a nonqualified deferred compensation plan sponsored by the Company or an affiliate that was terminated and liquidated pursuant to Section 1.409A-3(j)(4)(ix)(C) of the Treasury Regulations until the date that is three years following the date that all necessary action was taken to irrevocably terminate and liquidate such plan.

14.2. SAFE HARBOR EXTENSION PERIOD.  Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent necessary to avoid the application of Section 409A of the Code to a Participant, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the fifteenth (15th) day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

14.3. DEFERRED COMPENSATION UNDER OTHER PLANS.  In the event an Award is made as a result of a deferral of compensation under another plan or arrangement, the Award shall not be treated as deferred compensation with respect to this Plan; provided that, if such Award is deemed to be deferred compensation under this Plan, the Award shall be paid at the time and in the form specified in the other, relevant plan or arrangement. If the Award is paid at a time or in a form, or both at a time and in a form, specified in a deferral election, the deferral election shall specify the time and form of the delayed distribution. Such election must be made at least twelve (12) months prior to the date the Participant would have a binding right to payment of the Award; provided that a deferral election of an Award subject to Performance Objectives may be made no later than the date that is six (6) months before the end of a twelvemonth performance period but before the Award has become both substantially certain to be paid and readily ascertainable. An election which changes the time or form of payment shall not take effect until five (5) years after the date the Participant would otherwise be entitled to payment (including the first payment of an installment or periodic payment) or otherwise have a binding right to the Award.

ARTICLE 15
PROVISIONS APPLICABLE TO AWARDS

15.1. TERM OF AWARD.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem with an Option exceed a period of ten years from its Grant Date.

15.2. LIMITS ON TRANSFER.

(a) Except as provided in Section 15.2(b) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. No Awards may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. A Participant may designate a beneficiary in accordance with procedures established by the Committee pursuant to Section 15.3 below.

(b) The Committee may, in its discretion, determine that notwithstanding Section 15.2(a), any or all Awards shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

(c) Notwithstanding Sections 15.2(a) and (b), an Award may be transferred pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan, but only if the tax consequences flowing from the assignment or transfer are specified in said order, the order is accompanied by signed agreement by both or all parties to the domestic relations order, and, if requested by the Committee, an opinion is provided by qualified counsel for the Participant that the order is enforceable by or against the Plan under applicable law, and said opinion further specifies the tax consequences flowing from the order and the appropriate tax reporting procedures for the Plan.

15.3. BENEFICIARIES.  Notwithstanding Section 15.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.4. STOCK CERTIFICATES.  All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

15.5. ACCELERATION FOLLOWING A CHANGE IN CONTROL.  Except as otherwise provided in the Award Agreement, upon termination of a Participant’s employment by the Company without Cause, as such term is defined in Section 15.9 hereof, within twenty-four (24) months following the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised automatically shall become fully exercisable and all restrictions on all outstanding Awards automatically shall lapse. With respect to Performance Objectives applicable to any Award for which the performance period is not complete, the Committee shall have the discretionary authority to determine whether, and if so, the extent to which, (1) the performance period or the Performance Objectives shall be deemed to be satisfied or waived following a Change in Control, and (2) the Performance Objectives shall be modified, adjusted or changed on account of the Change in Control.

15.6. ACCELERATION FOR ANY OTHER REASON.  Regardless of whether an event has occurred as described in Section 15.5 above, and subject to the restrictions on Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options,

Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and that any Performance Objectives with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.6. The Committee’s discretion to act under this Section 15.6 shall not be limited to individual circumstances, but shall include the occurrence of any corporate circumstance, transaction or other event which is not a Change in Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, and in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

15.7. EFFECT OF ACCELERATION.  If an Award is accelerated under Section 15.5 or 15.6, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.8. LAPSE OR FORFEITURE AT OR FOLLOWING TERMINATION OF EMPLOYMENT.

(a) Except as otherwise provided in an Award Agreement, any Award, including, without limitation, Awards that are unvested, vested and unexercised, or subject or not subject to restrictions, shall automatically and immediately lapse and be forfeited if the Participant’s employment is terminated by the Company for Cause. As used herein, “Cause” means termination of the Participant’s employment by the Company or a Subsidiary due to a material violation of (i) the Company’s code of business conduct and ethics, (ii) the Participant’s fiduciary duties to the Company, or (iii) any law, provided such violation has harmed the Company.

(b) In the case of an Option or Stock Appreciation Right, the following shall determine the date such Option or Stock Appreciation Right shall lapse on account of termination of employment, provided that in no case shall an Option or Stock Appreciation Right extend beyond the original expiration date specified in the grant thereof:

(i) An Option or Stock Appreciation Right that is not vested on the date a Participant’s employment terminates shall lapse and no further vesting shall occur following termination of employment.

(ii) If the Participant’s employment is terminated for reasons other than (I) by reason of Disability or death or retirement at normal retirement age of 65, or (II) by the Company for Cause, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall end ninety (90) days after the date of the Participant’s termination of employment and any unexercised Option or Stock Appreciation Right shall lapse at the end of such ninety-day period.

(iii) If the Participant’s employment terminates by reason of Disability, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall end one year after the date of the Participant’s termination of employment and any unexercised Option or Stock Appreciation Right shall lapse at the end of such one-year period.

(iv) If the Participant’s employment terminates by reason of death, or if the Participant dies during the applicable ninety-day or one-year periods described in, respectively, paragraphs (ii) and (iii) above, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising such Option or Stock

Appreciation Right shall end one year after the date of the Participant’s death and any unexercised Option or Stock Appreciation Right shall lapse at the end of such one-year period. Upon the Participant’s death, the Option or Stock Appreciation Right may be exercised by the Participant’s beneficiary.

(v) If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65, then, unless the Committee in its discretion determines otherwise, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall be the original term and any unexercised Option or Stock Appreciation Right shall lapse at the end of the original term.

(c) In the case of any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Stock that is subject to any transfer restriction hereunder:

(i) If the Participant’s employment is terminated by reason of death or Disability, then the restrictions will lapse, and the unearned or unvested portion of the Award will become immediately vested, earned and nonforfeitable.

(ii) If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65, then the restrictions will lapse, or the Award will be deemed earned, as the case may be, with respect to that portion of the Award according to the following formula: The portion that becomes vested, earned and nonforfeitable shall equal the number of shares of Restricted Stock granted as of the Grant Date times the ratio of (i) the number of full months that have elapsed from the Grant Date to the date of the Participant’s retirement, to (ii) the number of full months contained in the original term of the Award, unless the Committee in its discretion determines otherwise.

(iii) If the Participant’s employment is terminated for any reason other than by reason of death, Disability, or retirement at normal retirement age of 65 then the restricted or unearned portion of the Award shall automatically and immediately be cancelled and forfeited, unless the Committee in its discretion determines otherwise.

(d) Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided that a Participant’s employment shall be deemed to be terminated upon the first date following the passage of six months of leave unless the Participant has a statutory or contractual right to reemployment. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, transfers from one Parent or Subsidiary to another Parent or Subsidiary or, in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from or by the Company. The Committee may in its sole discretion take any further action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. A Participant shall not be considered retired if and so long as he or she continues to serve as a director of the Company or a Subsidiary of the Company. The period of any leave of absence shall not be credited for vesting purposes unless otherwise determined by the Committee.

(e) Without limiting the Committee’s discretion to cancel any Award at any time, the Committee shall have full power and authority to cancel an Award if the Participant, while employed by the Company or a Subsidiary or within a period which begins on the date of termination of employment and ends on the date which is one year later, engages in any activity which is in direct competition with the Company or solicits other employees or customers of the Company or its Subsidiaries in a competitive business venture. Whether a Participant has engaged in such conduct shall be determined by the Committee in its sole discretion, taking into account any determination by the Company that the Participant has acted in violation of a non-compete or non-solicitation agreement with or obligation to the Company or a Subsidiary.

15.9. PERFORMANCE OBJECTIVES.  The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of Performance Objectives. If an Award is made on the basis of Performance Objectives, the Committee shall establish objectives prior to the beginning of the period for which such Performance Objectives relate (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified objective. Any payment of an Award granted with Performance Objectives, including any Qualified Performance-Based Award, shall be conditioned on the determination of the Committee in each case that the Performance Objectives and any other material conditions have been satisfied. The Committee’s determination shall be certified in the Committee’s minutes, and shall be based on receipt of a written certification of the Company’s Human Resource Department that the Performance Objectives and any other material conditions have been satisfied.

Except in the case of Disability or death of the Participant, or upon the occurrence of a Change in Control, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable Performance Objective or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Performance periods established by the Committee for a Qualified Performance-Based Award may be as short as three months and may be any longer period. In the case of Disability or death of the Participant, the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of an applicable Performance Objective will be waived.

If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the specified Performance Objectives are no longer appropriate and may (i) modify, adjust, change or eliminate the Performance Objectives or the applicable performance period as it deems appropriate to make such criteria and period comparable to the initial Performance Objectives and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award that is intended to be a Qualified Performance-Based Award if the recipient of such Award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the Performance Criteria or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Award is expected to be paid.

15.10. SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16
CHANGES IN CAPITAL STRUCTURE

16.1. GENERAL.  In the event a stock dividend, stock-split or a combination or consolidation of the outstanding stock of the Company into a lesser number of shares, is declared upon the Stock, the authorization limits under Sections 5.1 and 5.4 shall be increased or decreased proportionately, and the shares of Stock then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, spin-off, stock split-up, combination or exchange of shares, merger or consolidation, the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iii) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (iv) that performance targets and performance periods for Awards will be modified consistent with Code Section 162(m) where applicable, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

ARTICLE 17
AMENDMENT, MODIFICATION AND TERMINATION

17.1. AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of shares of Stock available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of employees eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an applicable exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, or to comply with the listing or other requirement of an applicable exchange. Neither the Board nor the Committee may reprice outstanding Options without stockholder approval.

17.2. AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 18
GENERAL PROVISIONS

18.1. NO RIGHTS TO AWARDS.  No eligible individual shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat eligible individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among eligible individuals who receive, or are eligible to receive, Awards.

18.2. NO STOCKHOLDER RIGHTS.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

18.3. WITHHOLDING.  The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. Additionally, if the Committee so determines, the Participant may deliver to the Company unrestricted shares which have been held by the Participant for at least six (6) months, or any other shorter or longer period as necessary to avoid the recognition of an expense under generally accepted accounting principles, to satisfy any additional tax obligations owed by the Participant. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of shares of Stock for taxes if the surrender of shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles.

18.3. NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary, whether for the duration of the Participant’s Award or otherwise.

18.4. UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary. This Plan is not intended to be subject to ERISA.

18.5. INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.6. RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

18.8. EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

18.9. FRACTIONAL SHARES.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

18.10. GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Payment of an Award hereunder may be delayed in the sole discretion of the Committee if the Committee reasonably anticipates that payment of the Award would violate Federal securities law or other applicable law; provided that payment shall be made at the earliest date that the Committee reasonably anticipates that making the payment will not cause such violation.

18.11. GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

18.12. ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

18.13. FOREIGN PARTICIPANTS.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

18.14. NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer shares of Stock to a Subsidiary or a Parent, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Parent will transfer such shares of Stock to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.